                          AGREEMENT AND PLAN OF MERGER

This Agreement and Plan of Merger (this "Agreement") is made and entered into as of May 23, 2003, by and among InnerSpace Corporation, a Delaware corporation
("InnerSpace"), SurfNet New Media, Inc., an Arizona corporation and wholly owned subsidiary of InnerSpace (the "Purchaser"), and SurfNet Media Group, Inc., an
Arizona corporation (the "Company").

                                    RECITALS

A. The Company, InnerSpace and the Purchaser believe it advisable and in their respective best interests to effect a merger of the Company and the
   Purchaser pursuant to this Agreement (the "Merger").

B. The Board of Directors and shareholders of the Company has approved this
   Agreement and the Merger as required by applicable law.

C. The Boards of Directors of InnerSpace and the Purchaser and the sole shareholder of the Purchaser have approved this Agreement and the Merger as required by applicable law.

D. It is intended that the Merger will qualify as a reorganization under
   Section 368(a) of the Internal Revenue Code of 1986, as amended (the
   "Code").

E. It is intended that certain shareholders of the Company will enter into voting agreements with InnerSpace in connection with the Merger concurrently herewith.

                                   AGREEMENT

In consideration of the terms hereof, the parties hereto agree as follows:

                                   ARTICLE 1
                                   THE MERGER

1.1 THE MERGER. Upon the terms and subject to the conditions hereof, (a) at the
    Effective Time (as defined in Section 1.3 hereof) the separate existence of the Company shall cease and the Company shall be merged with and into the
    Purchaser (the Purchaser as the surviving corporation after the Merger is sometimes referred to herein as the "Surviving Corporation"), and (b) from and after the Effective Time, the Merger shall have all the effects of a merger under the laws of the State of Arizona and other applicable law.

1.2 THE CLOSING. Subject to the terms and conditions of this Agreement, the closing of the Merger pursuant to this Agreement (the "Closing") shall take place on or before June 6, 2003 (the "Closing Date") after the satisfaction or waiver of the conditions set forth in Articles 5 and 6 at 10:00 a.m.
    local time at such location as InnerSpace and the Company shall agree.

1.3 EFFECTIVE DATE AND TIME. On the Closing Date and subject to the terms and conditions hereof, Articles of Merger, together with an officers'
    certificate, complying with the applicable provisions of the Arizona
    Corporations Code ("Arizona Law") shall be delivered for filing to the
    Arizona Corporations Commission. The Merger shall become effective on the date (the "Effective Date") and at the time (the "Effective Time") of the filing of the Articles of Merger with the Arizona Corporations Commission or at such other time as may be specified in the Articles of Merger as filed. If the Arizona Corporations Commission requires any changes in the
    Articles of Merger as a condition to filing or issuing its certificate to the effect that the Merger is effective, InnerSpace, the Purchaser and the
    Company will execute any necessary revisions incorporating such changes, provided such changes are not inconsistent with and do not result in any material change in the terms of this Agreement.

1.4 ARTICLES OF INCORPORATION OF THE SURVIVING CORPORATION. The Articles of
    Incorporation of the Purchaser, as in effect immediately prior to the
    Effective Time, shall become the Articles of Incorporation of the Surviving
    Corporation.

1.5 BYLAWS OF THE SURVIVING CORPORATION. The Bylaws of the Purchaser, as in
    effect immediately prior to the Effective Time, shall become the Bylaws of the Surviving Corporation.

1.6 DIRECTORS AND OFFICERS. At the Effective Time, the directors and officers of both InnerSpace and the Surviving Corporation shall be the directors and officers of the Purchaser immediately prior to the Effective Time, and such directors and officers shall hold office in accordance with and subject to the Articles of Incorporation and Bylaws of the Surviving Corporation. The
    directors and officers of InnerSpace and the Purchaser shall be set forth in a voting agreement, substantially in the form attached hereto as Exhibit
    3.22 (the "Voting Agreement").

                                   ARTICLE 2
                 MERGER CONSIDERATION AND CONVERSION OF SHARES

2.1 MERGER CONSIDERATION. For purposes of this Agreement, the term "Merger
    Consideration" shall mean 3,500,000 shares of common stock, par value
    $0.0001 per share, of InnerSpace ("InnerSpace Common Stock").

2.2 EXCHANGE RATIO; INTERWEST ESCROW SHARES. As of the Effective Time, by
    virtue of the Merger and without any action on the part of the holders thereof:

        (a) All shares of any class of capital stock of the Company held by the
            Company as treasury shares shall be canceled.

        (b) Each issued and outstanding share of Common Stock of the Company (the
            "Company Common Stock"), other than shares of Company Capital Stock, if any, for which dissenters' rights are perfected in compliance with applicable law, shall be converted into the right to receive from
            InnerSpace a number of shares of InnerSpace Common Stock determined by dividing (i) the number of shares comprising the Merger Consideration by (ii) the Fully Diluted Common Stock Number. The "Fully Diluted
            Common Stock Number" shall mean the total number of shares of Company
            Common Stock outstanding immediately prior to the Effective Time on a fully diluted basis, which calculation assumes (x) the exercise of all outstanding rights, warrants or options, vested or unvested, to acquire Company Capital Stock, regardless of restrictions on exercise, and (y) the conversion of all outstanding securities and notes convertible at any time into Company Common Stock, regardless of restrictions on conversion (such rights, warrants, options and convertible securities referenced in clauses (x) and (y) being referred to herein as "Stock Purchase Rights"). The quotient as derived above shall be referred to herein as the "Exchange Ratio." The number of shares of InnerSpace Common Stock to be issued to each holder of Company Capital Stock in existence immediately prior to the
            Effective Time or reserved for issuance to each holder of Stock
            Purchase Rights (collectively, the "Shareholders") under this Section
            2.2(b) shall be calculated by aggregating all shares of Company Common
            Stock held by each such Shareholder and Stock Purchase Rights held by each such security holder, so that such number of shares of InnerSpace
            Common Stock to be issued or reserved for issuance shall be equal to the sum of the number of shares of Company Common Stock and the shares reserved for issuance pursuant to Stock Purchase Rights multiplied by the Exchange Ratio, rounded up to the nearest whole number for each fractional share that is one half or greater and rounded down to the nearest whole number for each fractional share that is less than one-half.

        (c) Notwithstanding the foregoing, 10% of that number of shares comprising the Merger Consideration (the "Interwest Escrow Shares") shall be deposited in escrow (the "Interwest Escrow") with Interwest Transfer
            Co., Inc. ("Interwest Escrow Agent"), to be held and administered in accordance with an Escrow Agreement, in substantially the form of
            Exhibit 2.2(c) hereto (the "Interwest Escrow Agreement"), such
            Interwest Escrow Shares to be withheld and deducted, pro rata, from the shares of InnerSpace Common Stock otherwise issuable to each
            Shareholder. By approving the Merger at a special meeting of the shareholders or by written consent or by delivering their certificates representing shares of Company Capital Stock to Interwest in accordance with the provisions of Section 2.3, the Shareholders shall agree to be bound with respect to the indemnification obligations of the Shareholders and the procedures set forth in Article 9. In the event of fractional shares, each Shareholder shall round up such fractional share that is one-half or greater to the nearest whole number and deposit into escrow a full share of InnerSpace Common Stock for such fractional share and round down to the nearest whole number for each fractional share that is less than one-half. The Interwest
            Escrow Agent in book entry form shall hold the Interwest Escrow
            Shares. Notwithstanding the escrow of the Interwest Escrow Shares, dividends or other distributions declared and paid on such shares shall continue to be paid by InnerSpace to the holders of Interwest
            Escrow Shares and all voting rights with respect to such shares shall inure to the benefit of and be enjoyed by such stockholders. Any securities received by the Interwest Escrow Agent in respect of any
            Interwest Escrow Shares held in escrow as a result of any stock split or combination of shares of InnerSpace Common Stock, payment of a stock dividend or other stock distribution in or on shares of
            InnerSpace Common Stock, or change of InnerSpace Common Stock into any other securities pursuant to or as a part of a merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation of InnerSpace, or otherwise, shall be held by the
            Interwest Escrow Agent as, and shall be included within the definition of, Interwest Escrow Shares. The Interwest Escrow Shares shall be available to satisfy any indemnification obligations pursuant to
            Article 9 for the Survival Period (as defined in Section 9.1).

        (d) Each outstanding option to purchase shares of Company Common Stock or stock purchase right set forth on Schedule 2.2(d), whether or not vested or exercisable (each, an "Option" or "Stock Purchase Right"), shall be assumed by InnerSpace and shall constitute an option to acquire, on the same vesting terms, and on substantially the same other terms and conditions as were applicable under such assumed
            Option or Stock Purchase Right, that number of shares of InnerSpace
            Common Stock equal to the product of the Common Stock Exchange Ratio and the number of shares of Company Common Stock subject to such
            Option or Stock Purchase Right rounded up to the nearest whole number for each fractional share that is one half or greater and rounded down to the nearest whole number for each fractional share that is less than one-half, at a price per share(rounded to the nearest $0.01)
            equal to the aggregate exercise price for the shares of Company Common
            Stock subject to such Option or Stock Purchase Right divided by the number of full shares of InnerSpace Common Stock deemed to be purchasable pursuant to such Option or Stock Purchase Right; provided, however, that in the case of any Option to which Section 421 of the
            Code applies by reason of its qualification under Section 422 of the
            Code, the option price, the number of shares purchasable pursuant to such Option and the terms and conditions of exercise of such Option shall be determined in order to comply with Section 424 of the Code.

        (e) Holders of shares of Company Capital Stock who have complied with all the requirements for perfecting dissenters' rights, as required under
            Arizona Law, shall be entitled to their rights under Arizona Law with respect to such shares (the "Dissenting Shares"). Notwithstanding the foregoing, if any holder of Dissenting Shares shall effectively withdraw or lose (through failure to perfect or otherwise) the right to dissent, then, as of the later of the Effective Time and the occurrence of such event, such holder's shares shall automatically be converted into and represent only the right to receive the shares of
            InnerSpace Common Stock to which such holder is then entitled under this Agreement and Arizona Law, without interest thereon and upon surrender of the certificate representing such shares. Notwithstanding any provision of this Agreement to the contrary, any Dissenting Shares held by a Shareholder who has perfected dissenter's rights for such shares in accordance with Arizona Law shall not be converted in
            InnerSpace Common Stock pursuant to this Section 2.2.

        (f) If, prior to the Effective Time, InnerSpace recapitalizes through a split-up of its outstanding shares of capital stock into a greater number, or a combination of its outstanding shares of capital stock into a lesser number, reorganizes, reclassifies or otherwise changes its outstanding shares of capital stock into the same or a different number of shares of other classes of capital stock, or declares a dividend on its outstanding shares of capital stock payable in shares or securities convertible into shares, the number of shares of
            InnerSpace Common Stock into which the shares of Company Capital Stock are to be converted, and the number of shares of InnerSpace Common
            Stock issuable upon the exercise of each assumed Option, will be adjusted appropriately so as to maintain the proportionate interests of the holders of the Company Capital Stock and Options and the holders of shares of capital stock of InnerSpace.

2.3 EXCHANGE OF CERTIFICATES

        (a) As soon as practicable after the Effective Date, Interwest, as exchange agent (the "Exchange Agent"), shall make available, and each
            Shareholder will be entitled to receive, in no event more than five business days after surrender to the Exchange Agent of a letter of transmittal attached hereto as Exhibit 2.3(a) (the "Letter of
            Transmittal") together with documents delivered as required therein, including certificates representing shares of Company Capital Stock for cancellation, certificates representing the number of shares of
            InnerSpace Common Stock that such Shareholder is entitled to receive pursuant to Section 2.2 hereof; provided, however, that the Interwest
            Escrow Shares shall (i) be retained by Interwest in accordance with the provisions of the Interwest Escrow Agreement, (ii) not be issued in certificated form and (iii) be held by Interwest in book entry form. In the event that any certificates representing shares of
            Company Capital Stock shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Shareholder claiming such certificate to be lost, stolen or destroyed, InnerSpace shall issue in exchange for such lost, stolen or destroyed certificate the shares of InnerSpace Common Stock that such Shareholder is entitled to receive pursuant to Section 2.2 hereof; provided, however, that
            InnerSpace may in its discretion and as a condition precedent to the issuance thereof, require such Shareholder to provide InnerSpace with an indemnity agreement against any claim that may be made against
            InnerSpace with respect to the certificate alleged to have been lost, stolen or destroyed. The shares of InnerSpace Common Stock that each

            Shareholder shall be entitled to receive in connection with the Merger pursuant to Section 2.2 and the Interwest Escrow Shares shall be deemed to have been issued at the Effective Time. No interest shall accrue on the Merger Consideration. If the Merger Consideration (or
            any portion thereof) is to be delivered to any person other than the person in whose name the certificate or certificates representing shares of Company Capital Stock surrendered in exchange therefor is registered, it shall be a condition to such exchange that the person requesting such exchange shall pay to InnerSpace any transfer or other taxes required by reason of the payment of the Merger Consideration to a person other than the registered holder of the certificate or certificates so surrendered, or shall establish to the satisfaction of
            InnerSpace that such tax has been paid or is not applicable.
            Notwithstanding anything to the contrary, neither InnerSpace nor any other party hereto shall be liable to a holder of shares of Company
            Capital Stock for any Merger Consideration delivered to a public official pursuant to applicable law, including, without limitation, abandoned property, escheat and similar laws.

        (b) InnerSpace or the Exchange Agent will be entitled to deduct and withhold from the Merger Consideration such amounts as InnerSpace or the Exchange Agent are required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld, such amounts will be treated for all purposes of this Agreement as having been paid to the former holder of the Company Capital Stock in respect of whom such deduction and withholding were made by InnerSpace or the Exchange Agent.

2.4 NO FURTHER TRANSFERS. After the Effective Time, there shall be no transfers of any shares of Company Capital Stock on the stock transfer books of the
    Surviving Corporation. If, after the Effective Time, certificates formerly representing shares of Company Capital Stock are presented to the Surviving
    Corporation, they shall be forwarded to InnerSpace and be canceled and exchanged in accordance with this Section 2.4, subject to applicable law in the case of Dissenting Shares.

2.5 NO FRACTIONAL SHARES. No certificates or scrip representing fractional shares of InnerSpace Common Stock shall be issued by virtue of the Merger, and no dividend, stock split or other distribution with respect to
    InnerSpace Common Stock shall relate to any such fractional interest, and any such fractional interests shall not entitle the owner thereof to vote or to any rights of a security holder.

2.6 SHAREHOLDER REPRESENTATIVE

        (a) By approving the Merger at a special meeting of shareholders or by written consent of the shareholders, each Shareholder shall have irrevocably authorized and appointed the chief executive officer of the Surviving Corporation or if there is no chief executive officer the next highest ranking officer ("Shareholder Representative"), with full power of substitution and resubstitution, as such Shareholder's representative and true and lawful attorney-in-fact and agent to act in such Shareholder's name, place and stead as contemplated by Article
            9 and to execute in the name and on behalf of such Shareholder the
            Interwest Escrow Agreement and any other agreement, certificate, instrument or document to be delivered by such Shareholder in connection with the Interwest Escrow Agreement.

        (b) The Shareholder Representative shall not be liable for any act done or omitted hereunder or under the Interwest Escrow Agreement as the
            Shareholder Representative while acting in good faith and in the exercise of reasonable judgment. The Shareholders on whose behalf the
            Interwest Escrow Shares were contributed to the Interwest Escrow shall indemnify the Shareholder Representative and hold the Shareholder
            Representative harmless against any loss, liability or expense incurred without gross negligence or bad faith on the part of the
            Shareholder Representative and arising out of or in connection with the acceptance or administration of the Shareholder Representative's duties hereunder and under the Interwest Escrow Agreement, including the reasonable fees and expenses of any legal counsel retained by the
            Shareholder Representative.

        (c) A decision, act, consent or instruction of the Shareholder
            Representative shall constitute a decision of the Shareholders and shall be final, binding and conclusive upon the Shareholders; and the
            Interwest Escrow Agent and the Indemnified Parties (as defined herein)
            may rely upon any such decision, act, consent or instruction of the
            Shareholder Representative as being the decision, act, consent or instruction of the Shareholders. The Interwest Escrow Agent and the
            Indemnified Parties are hereby relieved from any liability to any person for any acts done by them in accordance with such decision, act, consent or instruction of the Shareholder Representative.

2.7 TAX FREE REORGANIZATION

        (a) Except as otherwise required by the Internal Revenue Service (the
            "IRS") pursuant to a determination (as defined in Section 1313 of the
            Code) or otherwise, or by applicable law, the parties shall not take a position on any tax returns inconsistent with the treatment of the
            Merger for tax purposes as a reorganization within the meaning of
            Section 368(a)(1)(A) of the Code by reason of Section 368(a)(2)(D) of the Code, in the case of the merger of the Company with and into the
            Purchaser with the Purchaser being the surviving corporation, by reason of Section 368(a)(2)(E) of the Code, in the case of any merger of the Purchaser with and into the Company with the Company being the surviving corporation, or by reason of Section 368(a)(1)(A) itself, in the case of the merger of the Company with and into InnerSpace.

        (b) In addition, InnerSpace represents, solely for tax purposes, now, and as of the Closing Date, the following: (i) prior to the Merger, it will be in "control" of Purchaser within the meaning of Section 368(c)

            of the Code; (ii) except for reorganizations under Section
            368(a)(1)(F) of the Code or a merger with InnerSpace, it has no present plan or intention to liquidate the Company or to merge the
            Company with or into another corporation, to sell, distribute or otherwise dispose of the Company Capital Stock, except for transfers of stock described in Section 368(a)(2)(C) of the Code or Treasury
            Regulation Section 1.368-2(k)(2), or to cause the Company to sell or otherwise dispose of any of its assets except for dispositions made in the ordinary course of business or transfers described in Section
            368(a)(2)(C) or Treasury Regulation Section 1.368-2(k)(2); and (iii)
            that it presently intends to continue the Company's historic business or use a significant portion of the Company's business assets in business in a manner that satisfies the continuity of business enterprise requirement set forth in Treasury Regulation Section
            1.368-1(d). Notwithstanding the foregoing, neither InnerSpace nor the
            Purchaser makes any representation or warranty with respect to any Tax consequences to the Company or its shareholders arising under this
            Agreement or as a result of the transactions contemplated hereby.

        (c) The Company represents that it has not taken any action that would prevent the Merger from meeting the requirement under Section
            368(a)(2)(E) of the Code that "substantially all of the assets" of the
            Company must be acquired in the Merger.

                                   ARTICLE 3
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as is otherwise set forth in the Schedules attached hereto, and in order to induce InnerSpace and the Purchaser to enter into and perform this Agreement and the other agreements and certificates that are required to be executed pursuant to this Agreement (collectively, the "Operative Documents"), the
Company represents and warrants to InnerSpace and the Purchaser as of the date of this Agreement and as of the Closing as follows in this Article 3.

3.1 ORGANIZATION. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Arizona. The Company has all requisite corporate power and authority to own, operate and lease its properties and assets, to carry on its business as now conducted and as currently proposed to be conducted, and to enter into and perform its obligations under this Agreement and the other Operative Documents to which the Company is a party, and to consummate the transactions contemplated hereby and thereby. The Company is duly qualified and licensed as a foreign corporation to do business and is in good standing in each jurisdiction in which the character of the Company's properties occupied, owned or held under lease or the nature of the business conducted by the Company makes such qualification or licensing necessary, except where the failure to be so qualified or in good standing would not have a Company Material Adverse
    Effect. For purposes of this Agreement, the term "Company Material Adverse
    Effect" shall mean any change, event or effect that is or is reasonably likely to be materially adverse to the Company's business, operations,

    assets, liabilities, condition (financial or otherwise) or prospects;
    provided, however, that a Company Material Adverse Effect shall not include any change, event or effect that relates to or results from (i) the announcement or other disclosure or consummation of the transactions contemplated by this Agreement; (ii) a general economic downturn; or (iii)
    an economic downturn in the Company's industry which does not disproportionately affect the Company.

3.2 ENFORCEABILITY. The Company has full corporate power and authority to execute, deliver and perform its obligations under this Agreement and each of the other Operative Documents to which it is a party and each of the certificates, instruments and documents executed or delivered by it pursuant to the terms of this Agreement. All corporate action on the part of the Company and its officers, directors and shareholders necessary for the authorization, execution, delivery and performance of this Agreement and the other Operative Documents to which the Company is a party, the consummation of the Merger, and the performance of all the Company's obligations under this Agreement and the other Operative Documents to which the Company is a party has been taken or will be taken as of or prior to the Effective Time. All such corporate action on the part of the Company's
    Board of Directors has been taken. This Agreement has been, and each of the other Operative Documents to which the Company is a party at the Closing will have been, duly executed and delivered by the Company, and this
    Agreement is, and each of the other Operative Documents to which the
    Company is a party will be at the Closing, a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as to the effect, if any, of (a) applicable bankruptcy and other similar laws affecting the rights of creditors generally, (b) rules of law governing specific performance, injunctive relief and other equitable remedies, and (c) the enforceability of provisions requiring indemnification in connection with the offering, issuance or sale of securities.

3.3 CAPITALIZATION

        (a) The authorized capital stock of the Company consists of 10,000,000 shares of no par value Company Common Stock.

        (b) As of the date of this Agreement, the issued and outstanding capital stock of the Company consisting solely of Company Common Stock is
            7,766,653 shares, all of which shares are held of record on the date of this Agreement and, to the knowledge of the Company, beneficially by the Shareholders as set forth on Schedule 3.3(b). Such outstanding shares are, and immediately prior to the Closing will be duly authorized and validly issued, fully paid and nonassessable, and issued in compliance with all applicable federal and state securities laws. True and correct copies of the stock records of the Company, showing all issuances and transfers of shares of capital stock of the
            Company since inception, have been provided to InnerSpace.

        (c) As of the date of this Agreement, other than the Options and other
            Stock Purchase Rights set forth on Schedule 2.2(d) reflecting 863,961 shares of Company Common Stock reserved for issuance, there are no outstanding rights of first refusal or offer, preemptive rights, other
            Stock Purchase Rights or other agreements, either directly or indirectly, for the purchase or acquisition from the Company or any of its shareholders of any shares of Company Capital Stock or any securities convertible into or exchangeable for shares of Company
            Capital Stock. Schedule 2.2(d) accurately reflects the number of such
            Options and other Stock Purchase Rights outstanding as of the date of this Agreement, the grant or issue dates, vesting schedules and exercise or conversion prices thereof, and, in each case, the identities of the holders and an indication of their relationships to the Company (if any exist other than as a security holder). The
            Company has delivered to InnerSpace or its counsel true and correct copies of the stock option agreements relating to Options granted thereunder, all other agreements with respect to such other Stock
            Purchase Rights, and all material deviations therefrom. Schedule
            2.2(d) also identifies all Options or other Stock Purchase Rights that have been offered in connection with any employee or consulting agreement but that, as of the date hereof, have not been issued or granted. All Options and other Stock Purchase Rights have been granted or issued at fair market value, as determined by the Company's Board of Directors at the date of grant or issuance.

        (d) The Company is not a party or subject to any agreement or understanding, and, to the knowledge of the Company, there is no agreement or understanding between any Persons that affects or relates to the voting or giving of written consents with respect to any securities of the Company or the voting by any director of the
            Company.

        (e) No Shareholder or any affiliate thereof is indebted to the Company, and the Company is not indebted to any Shareholder or any affiliate thereof.

        (f) The Company is not under any contractual or other obligation to register any of its presently outstanding securities or any of its securities that may hereafter be issued.

        (g) The Company has not granted any rights of refusal or co-sale.

3.4 SUBSIDIARIES AND AFFILIATES. The Company does not own and has not in the past owned, directly or indirectly, any ownership, equity, or voting interest in, or otherwise control or controlled, any corporation, partnership, limited liability company, joint venture or other entity, and has no agreement or commitment to purchase any such interest.

3.5 NO APPROVALS; NO CONFLICTS. The execution, delivery and performance by the
    Company of this Agreement and the other Operative Documents to which the
    Company is a party and the consummation of the transactions contemplated hereby and thereby will not (a) constitute a violation (with or without the giving of notice or lapse of time, or both) of any provision of law or any judgment, decree, order, regulation or rule of any court or other

                                       10

    governmental authority applicable to the Company, (b) require any consent, approval or authorization of, or declaration, filing or registration with, any person, corporation, partnership, joint venture, association, organization, other entity or governmental or regulatory authority (a
    "Person"), except (i) compliance with applicable securities laws, (ii) the filing of all documents necessary to consummate the Merger with the
    Delaware Secretary of State and the Arizona Corporations Commission, (iii)
    the approval by the Shareholders of the transactions contemplated hereby, as provided under Arizona Law and the Articles of Incorporation and Bylaws
    of the Company, and (iv) the filing of all documents necessary to roll-up each Company Subsidiary, (c) result in a default (with or without the giving of notice or lapse of time, or both) under, or acceleration or termination of, or the creation in any party of the right to accelerate, terminate, modify or cancel, any agreement, lease, note or other restriction, encumbrance, obligation or liability to which the Company is a party or by which it is bound or to which any assets of the Company are subject, (d) result in the creation of any Encumbrance (as defined in
    Section 3.9(d)) upon any material assets of the Company or, to the knowledge of the Company, upon any outstanding shares or other securities of the Company, (e) conflict with or result in a breach of or constitute a default under any provision of the Articles of Incorporation or Bylaws of the Company, or (f) invalidate or adversely affect any permit, license or authorization currently material to the conduct of the business of the
    Company.

3.6 FINANCIAL STATEMENTS. The Company will use its best efforts to deliver by
    May 31, 2003 to InnerSpace (a) audited balance sheets and statements of income and expense of the Company as of or for the fiscal years ended
    February 28, 2002 and 2001, and (b) an unaudited balance sheet, statement of income and expense and statement of cash flow of the Company as of and for the three-month period ended February 28, 2003. All the foregoing financial statements are herein referred to as the "Financial Statements."
    The balance sheet of the Company as of February 28, 2003 is herein referred to as the "Company Balance Sheet." The Financial Statements have been prepared in conformity with generally accepted accounting principles in the
    United States ("GAAP") on a basis consistent with prior accounting periods and fairly present the financial position, results of operations and changes in financial position of the Company as of the dates and for the periods indicated. The Company has no liabilities or obligations of any nature (absolute, contingent or otherwise) that are not fully reflected or reserved against in the Company Balance Sheet and that would be required under GAAP to be reflected or reserved, except liabilities or obligations incurred since the date of the Company Balance Sheet in the ordinary course of business and consistent with past practice that are not in excess of
    $5,000 in the aggregate or $1,000 individually. The Company maintains standard systems of accounting that are adequate for its business. The
    Company is not a guarantor, indemnitor, surety or other obligor of any indebtedness of any other Person. The Company's practices with respect to capitalizing software development costs, as reflected in the Financial
    Statements, are reasonable, in accordance with industry standards and consistent with the advice of the Company's independent accountants.

3.7 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except (i) as set forth in Schedule
    3.7 and (ii) for transactions specifically contemplated in this Agreement,

                                       11

    since the date of the Company Balance Sheet, neither the Company nor any of its officers or directors in their representative capacities on behalf of the Company have:

        (a) taken any action or entered into or agreed to enter into any transaction, agreement or commitment other than in the ordinary course of the Company's business as currently conducted and as proposed to be conducted;

        (b) forgiven or canceled any indebtedness or waived any claims or rights of material value (including, without limitation, any indebtedness owing by any shareholder, officer, director, employee or affiliate of the Company);

        (c) granted, other than in the ordinary course of business and consistent with past practice, any increase in the compensation of directors, officers, employees or consultants who already held such positions at that time (including any such increase pursuant to any employment agreement or bonus, pension, profit-sharing, lease payment or other plan or commitment) or any increase in the compensation payable or to become payable to any director, officer, employee or consultant;

        (d) suffered any change having or reasonably likely to have a Company
            Material Adverse Effect;

        (e) borrowed or agreed to borrow any funds, incurred or become subject to, whether directly or by way of assumption or guarantee or otherwise, any obligations or liabilities (absolute, accrued, contingent or otherwise) individually in excess of $1,000 or in excess of $10,000 in the aggregate, except liabilities and obligations (i) that are incurred in the ordinary course of business and consistent with past practice or (ii) that would not be required to be reflected or reserved against in a balance sheet prepared in accordance with GAAP, or increased, or experienced any change in any assumptions underlying or methods of calculating, any bad debt, contingency or other reserves;

        (f) paid, discharged or satisfied any material claims, liabilities or obligations (absolute, accrued, contingent or otherwise) other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of claims, liabilities and obligations reflected or reserved against in the Company Balance Sheet or incurred in the ordinary course of business and consistent with past practice since the date of the Company Balance Sheet, or prepaid any obligation having a fixed maturity of more than 90 days from the date such obligation was issued or incurred;

        (g) knowingly permitted or allowed any of its property or assets (real, personal or mixed, tangible or intangible) to be subjected to any mortgage, pledge, lien, security interest, encumbrance, restriction or charge, except in the ordinary course of business and consistent with past practice;

                                       12

        (h) purchased or sold, transferred or otherwise disposed of any of its material properties or assets (real, personal or mixed, tangible or intangible);

        (i) disposed of or permitted to lapse any rights to the use of any trademark, trade name, patent or copyright, or disposed of or disclosed to any Person without obtaining an appropriate
            confidentiality agreement from any such Person any trade secret, formula, process or know-how not theretofore a matter of public knowledge;

        (j) made any single capital expenditure or commitment in excess of $5,000 for additions to property, plant, equipment or intangible capital assets or made aggregate capital expenditures in excess of $20,000 for additions to property, plant, equipment or intangible capital assets;

        (k) made any change in accounting methods or practices or internal control procedure;

        (l) issued any capital stock or other securities, or declared, paid or set aside for payment any dividend or other distribution in respect of its capital stock, or redeemed, purchased or otherwise acquired, directly or indirectly, any shares of capital stock or other securities of the
            Company, or otherwise permitted the withdrawal by any of the holders of Company Capital Stock of any cash or other assets (real, personal or mixed, tangible or intangible), in compensation, indebtedness or otherwise, other than payments of compensation in the ordinary course of business and consistent with past practice;

        (m) paid, loaned or advanced any amount to, or sold, transferred or leased any properties or assets (real, personal or mixed, tangible or intangible) to any of the Company's shareholders, officers, directors or employees or any affiliate of any of the Company's shareholders, officers, directors or employees, except compensation paid to officers and employees at rates not exceeding the rates of compensation paid during the fiscal year last ended and except for advances for travel and other business-related expenses; or

        (n) agreed, whether in writing or otherwise, to take any action described in this Section 3.7.

3.8 TAXES

        (a) (i) All Tax Returns (as defined below) required to be filed by or on behalf of the Company, to the knowledge of the Company have been filed on a timely basis with the appropriate governmental authority in all jurisdictions in which such Tax Returns are required to be filed, and, to the Knowledge of the Company, all Taxes (as defined below) of the
            Company (whether or not reflected on any Tax Return) have been fully and timely paid; (iii) no waivers of statutes of limitation have been given or requested with respect to the Company in connection with any

                                       13

            Tax Returns covering the Company with respect to any Taxes payable by it; (iv) no taxing authority in a jurisdiction where the Company does not file Tax Returns has made a claim, assertion, or threat to the
            Company that the Company is or may be subject to taxation by such jurisdiction; (v) the Company has duly and timely withheld from employee salaries, wages and other compensation and paid over to the appropriate governmental authority all amounts required to be so withheld and paid over for all periods under all applicable laws; and
            no amounts have been or would be required to be withheld with respect to the lapse of restrictions on Company Capital Stock; (vi) there are no liens with respect to Taxes on any of the Company's property or assets other than liens for current Taxes not yet payable; (vii) there are no Tax rulings, requests for rulings, or closing agreements relating to the Company which could affect the liability for Taxes or the amount of taxable income of the Company for any period (or portion of a period) after the date hereof; and (viii) any adjustment of Taxes of the Company made by the IRS in any examination which is required to be reported to the appropriate state, local or foreign taxing authorities has been reported, and any additional Taxes due with respect thereto have been paid. "Taxes" means all foreign, federal, state, county or local taxes, charges, fees, levies, imposts, duties, and other assessments, including, but not limited to, any income, alternative minimum or add-on tax, estimated, gross income, gross receipts, sales, use, transfer, transactions, intangibles, ad valorem, value-added, franchise, registration, title, license, capital, paid-up capital, profits, withholding, payroll, employment, excise, severance, stamp, occupation, premium, real property, recording, personal property, federal highway use, commercial rent, environmental
            (including, but not limited to, taxes under Section 59A of the Code)
            or windfall profit tax, custom, duty or other tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest, penalties or additions to tax; and "Tax" means any of the foregoing Taxes. "Tax Returns" means any return, declaration, report, claim or refund, information return, statement, or other similar document relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

        (b) There is no dispute or claim concerning any Tax liability of the
            Company either (i) claimed or raised by any authority in writing or
            (ii) as to which any of the directors and officers (and employees responsible for Tax matters) of the Company have knowledge based on contact or correspondence with any agent of such authority.

3.9 PROPERTY.

        (a) The Company owns no real property other than the leasehold interests described on Schedule 3.9(a), which contains a complete and accurate list of all real property owned, leased or currently being used by the
            Company (the "Real Property"). The Company has delivered to InnerSpace

                                       14

            or its counsel true and complete copies of all written leases, subleases, rental agreements, contracts of sale, tenancies or licenses relating to the Real Property and written summaries of the terms of any oral leases, subleases, rental agreements, contracts of sale, tenancies or licenses to which the Real Property is subject.

        (b) The personal property of the Company is located on the premises at
            2245 W. University Drive, Suite 9, Tempe, Arizona (the "Personal
            Property"). The Company has delivered to InnerSpace or its counsel true and complete copies of all leases, subleases, rental agreements, contracts of sale, tenancies or licenses to which the Personal
            Property is subject.

        (c) The Real Property and the Personal Property include all the properties and assets (whether real, personal or mixed, tangible or intangible)
            (other than, in the case of the Personal Property, property rights with an individual value of less than $500 and the Technology and IP
            Rights) reflected in the Company Balance Sheet (except for such properties or assets sold since the date of the Company Balance Sheet in the ordinary course of business and consistent with past practice)
            and all the properties and assets purchased by the Company since the date of the Company Balance Sheet (other than, in the case of the
            Personal Property, property rights with an individual value of less than $500 and the Technology and the IP Rights). The Real Property and
            the Personal Property include all material property used in the business of the Company, other than the Technology and IP Rights. The
            Company's offices and other structures and its Personal Property are of a quality consistent with industry standards, are in good operating condition and repair, normal wear and tear excepted, are adequate for the uses to which they are being put, and comply in all material respects with applicable safety and other laws and regulations.

        (d) The Company's leasehold interest in each parcel of the Real Property is free and clear of all liens, mortgages, pledges, deeds of trust, security interests, charges, encumbrances and other adverse claims or interests of any kind (each, an "Encumbrance"), except for
            Encumbrances related to Taxes not yet due and payable. Each lease of any portion of the Real Property is valid, binding and enforceable in accordance with its terms against the parties thereto and, to the
            Company's knowledge, any other Person with an interest in such Real
            Property, the Company has performed in all material respects all obligations imposed upon it thereunder, and neither the Company nor, to the Company's knowledge, any other party thereto is in default thereunder, nor is there any event which with notice or lapse of time, or both, would constitute a default thereunder by the Company or, to the Company's knowledge, by any other party. The Company has not granted any lease, sublease, tenancy or license of, or entered into any rental agreement or contract of sale with respect to, any portion of the Real Property.

        (e) The Personal Property is free and clear of all Encumbrances and, other than leased Personal Property, the Company owns such Personal
            Property. Each lease, license, rental agreement, contract of sale or

                                       15

            other agreement to which the Personal Property is subject is valid, binding and enforceable in accordance with its terms against the parties thereto, the Company has performed in all material respects all obligations imposed upon it thereunder, and neither the Company nor, to the Company's knowledge, any other party thereto is in default thereunder, nor is there any event which with notice or lapse of time, or both, would constitute a default by the Company or, to the
            Company's knowledge, any other party thereunder. The Company has not granted any lease, sublease, tenancy or license of any portion of the
            Personal Property, except in the ordinary course of business.

3.10 CONTRACTS

        3.10.1 MATERIAL CONTRACTS. To the knowledge of the Company, Schedule 3.10.1 contains a complete and accurate list of all contracts, agreements and understandings, oral or written, to which the Company is currently a party or by which the Company is currently bound providing for potential payments by or to the Company in excess of $1,000, including, without limitation, security agreements, license agreements, software development agreements, distribution agreements, joint venture agreements, reseller agreements, credit agreements and instruments relating to the borrowing of money (collectively, the
               "Material Contracts"). All Material Contracts are valid, binding and enforceable in accordance with their terms against the Company and, to the Company's knowledge, each other party thereto (except as to the effect, if any, of (a) applicable bankruptcy and other similar laws affecting the rights of creditors generally, (b) rules of law governing specific performance, injunctive relief and other equitable remedies, and (c) the enforceability of provisions requiring indemnification in connection with the offering, issuance or sale of securities), and are in full force and effect, the Company has performed in all material respects all obligations imposed on it thereunder, and neither the Company nor, to the Company's knowledge, any other party thereto is in default thereunder, nor to the Company's knowledge is there any event which with notice or lapse of time, or both, would constitute a default by the Company or, to the Company's knowledge, any other party thereunder. True and complete copies of each written Material Contract (or written summaries of the terms of any oral Material Contract) have been delivered to InnerSpace or its counsel by the Company. Except as set forth on Schedule 3.10.1, the
               Company has no:

                (a) contracts with directors, officers, shareholders, employees, agents, consultants, advisors, salespeople, sales representatives, distributors or dealers that cannot be canceled by the Company within
                    30 days' notice without liability, penalty or premium, any agreement or arrangement providing for the payment of any bonus or commission based on sales or earnings, or any compensation agreement or arrangement affecting or relating to former employees of the Company;

                                       16

                (b) employment agreement, whether express or implied, or any other agreement for services that contains severance or termination pay liabilities or obligations;

                (c) noncompetition agreement or other arrangement that would prevent the
                    Company from carrying on its business anywhere in the world;

                (d) notice that any party to a Material Contract intends to cancel, terminate or refuse to renew such contract (if such contract is renewable);

                (e) material dispute with any of its suppliers, customers, distributors, licensors or licensees;

                (f) product distribution agreement, development agreement, or license agreement as licensor or licensee (except for standard nonexclusive software licenses granted to end-user customers in the ordinary course of business, the form of which has been provided to InnerSpace, or standard licenses purchased by the Company for off-the-shelf software);

                (g) joint venture contract or arrangement or any other agreement that involves a sharing of profits with other persons;

                (h) instrument evidencing indebtedness for borrowed money by way of a direct loan, sale of debt securities, purchase money obligation, conditional sale or guarantee, or otherwise, except for trade indebtedness incurred in the ordinary course of business, and except as disclosed in the Financial Statements or Schedule 3.10.1(h); and

                (i) agreements or commitments to provide indemnification.

        3.10.2 REQUIRED CONSENTS. The execution and delivery of this Agreement and the performance of the obligations of the Company hereunder will not constitute a default under any Material Contract and do not require the consent of any other party to any Material Contract, except for those consents listed on Schedule 3.10.2, all of which will be obtained on or prior to the Closing.

3.11 CLAIMS AND LEGAL PROCEEDINGS. Except as set forth in Schedule 3.11, there are no claims, actions, suits, arbitrations, investigations or proceedings pending or involving or, to the Company's knowledge, threatened against the
     Company before or by any court or governmental or nongovernmental department, commission, board, bureau, agency or instrumentality, or any other Person. To the Company's knowledge, there is no valid basis for any claim, action, suit, arbitration, proceeding or investigation before or by any Person. There are no outstanding or unsatisfied judgments, orders, decrees or stipulations to which the Company is a party.

3.12 LABOR AND EMPLOYMENT MATTERS.

                                       17

        3.12.1 LABOR DISPUTES. There are no material labor disputes, employee grievances or disciplinary actions pending or, to the Company's knowledge, threatened against or involving the Company or any of its present or former employees. The Company is not engaged in any unfair labor practice and has no liability for any arrears of wages or Taxes or penalties for failure to comply with any such provisions of law. To the Company's knowledge, no employee (or person performing similar functions) of the Company is in material violation of any employment agreement, noncompetition agreement, patent disclosure agreement, invention assignment agreement, proprietary information agreement or other contract or agreement relating to the relationship of such employee with the Company or any other party.

        3.12.2 COMPENSATION AMOUNTS AND GROUP INSURANCE. Schedule 3.12.2 lists (a)
               the names and current compensation amounts of all directors and officers of the Company; (b) the names of and wage rates for all nonsalaried and nonofficer salaried employees of the Company by classification, and all union contracts (if any); (c) all group insurance programs in effect for employees of the Company; and (d) the names and current compensation packages of all independent contractors and consultants of the Company. The Company is not in default with respect to any of its obligations referred to in clause (b) above and has no, and will not incur any, material obligation or liability for severance or back pay owed through or by virtue of the Merger. All employees of the Company are employed on an "at will" basis.

3.13 INTELLECTUAL PROPERTY

        3.13.1 GENERAL. The Company owns or is licensed or otherwise possesses the right to use the following as required to conduct its business as now conducted and as proposed to be conducted except where the failure to own, license or possess the right to use would not have a Company
               Material Adverse Effect, individually or in the aggregate: (a) all products, tools, computer programs, specifications, source code, object code, graphics, devices, techniques, algorithms, methods, processes, procedures, packaging, trade dress, formulae, drawings, designs, improvements, discoveries, concepts, user interfaces, "look and feel," software, development and other tools, content, inventions
               (whether or not patentable or copyrightable and whether or not reduced to practice), designs, logos, themes, know-how, concepts and other technology that are now, or during the two years prior to the date of this Agreement have been, developed, produced, used, marketed or sold by the Company (collectively, the "Technology-Related Assets"); and
               (b) all intellectual property and other proprietary rights in the
               Technology-Related Assets, including, without limitation, all trade names, trademarks, domain names, service marks, logos, brand names and other identifiers, trade secrets, copyrights, and domestic and foreign letters patent, and the registrations, applications, renewals, extensions and continuations (in whole or in part) thereof, all goodwill associated therewith, and all rights and causes of action for infringement, misappropriation, misuse, dilution or unfair trade practices associated therewith.

                                       18

        3.13.2 COMPANY TECHNOLOGY. Schedule 3.13.2 sets forth a list that is complete in all material respects of all products and tools developed, produced, used, marketed or sold by the Company since its inception
               (collectively, the "Products"). Except for the Third Party
               Technologies (as defined in Section 3.13.3), the Company owns all right, title and interest in and to the following technology used to conduct its business as currently conducted or as proposed to be conducted (collectively, the "Technology"), free and clear of all
               Encumbrances (other than interests in licenses granted by the Company, all of which are either disclosed in Schedule 3.13.2 or, under the terms of this Agreement, are not required to be so disclosed): (a) the
               Products, together with any and all codes, techniques, software tools, formats, designs, user interfaces, content and "look and feel"
               embodied therein prior to the date of Closing; (b) any and all updates, enhancements, corrections, modifications, improvements and new releases developed or obtained by or for the Company to the items set forth in clause (a) above prior to the date of Closing; (c) any and all technology and work in progress developed or obtained by or for the Company related to the items set forth in clauses (a) and (b)
               above prior to the date of Closing; and (d) all inventions, discoveries, processes, designs, trade secrets, know-how and other confidential or proprietary information developed or obtained by or for the Company related to the items set forth in clauses (a), (b) and
               (c) above prior to the date of Closing. The Technology, excluding the
               Third Party Technologies, is sometimes referred to herein as the
               "Company Technology."

        3.13.3 THIRD PARTY TECHNOLOGY. Schedule 3.13.3 sets forth a list that is complete in all material respects, subject to the exception(s) set forth therein, of all Technology used in the Company's business as currently conducted or as proposed to be conducted for which the
               Company does not own all right, title and interest (collectively, the
               "Third Party Technologies"), and all material license agreements or other material contracts pursuant to which the Company has the right to use (in the manner used by the Company in its business as currently conducted or as proposed to be conducted) the Third Party Technologies
               (the "Third Party Licenses"), indicating, with respect to each of the
               Third Party Technologies listed therein, the licensor thereof, if any, and the Third Party License applicable thereto. The Company has the right to use (to the full extent permitted by the terms of such licenses) all Third Party Technology that is used in the Company's business as currently conducted or as proposed to be conducted. All
               Third Party Licenses are in full force and effect and are valid and binding against the Company and, to the Company's knowledge, are valid and binding against each other party thereto (but, with respect to such other parties only, subject to bankruptcy and similar laws, general principles of equity or similar legal theories of
               unenforceability), and the Company and, to the Company's knowledge, each other party thereto have performed in all material respects their obligations thereunder as required as of the date of the Closing, and neither the Company nor, to the Company's knowledge, any other party thereto is in material default thereunder, nor to the Company's knowledge has there occurred any event or circumstance which with

                                       19

               notice or lapse of time or both would constitute a material default or material event of default on the part of the Company or, to the
               Company's knowledge, any other party thereto or give to any other party thereto the right to terminate or modify any Third Party License for default, except where the failure to have the right to use the
               Third Party Technology or the failure of any Third Party License to be in full force and effect, valid, or binding, or the occurrence of any event of default or other event giving the other party the right to terminate or modify any Third Party License for default would not have a Company Material Adverse Effect, individually or in the aggregate.
               The Company has not received notice that any party to any Third Party
               License intends to cancel, terminate or elect not to renew (if renewable by its terms) such Third Party License, except where the occurrence of such cancellation, termination or non-renewal would not have a Company Material Adverse Effect, individually or in the aggregate.

        3.13.4 TRADEMARKS. Schedule 3.13.4 sets forth a list that is complete in all material respects of (a) all trademarks, trade names, brand names, service marks, logos or other identifiers used on or in connection with Products or otherwise used by the Company in its business as currently conducted or as proposed to be conducted and which are owned or claimed to be owned by the Company (collectively, the "Company
               Marks"), and (b) all trademarks, trade names, brand names, service marks, logos or other identifiers used on or in connection with
               Products or otherwise used by the Company in its business as currently conducted or as proposed to be conducted and which are not owned or claimed to be owned by the Company (the "Licensed Marks"). The Company has full legal and beneficial ownership, free and clear of any
               Encumbrances (other than interests in licenses granted by the Company, all of which are either disclosed under the terms of this Agreement, are not required to be so disclosed), of all rights conferred by use of the Company Marks in connection with the Products or otherwise in the Company's business as currently conducted and, as to those Company
               Marks that have been registered by or for the Company in the United
               States Patent and Trademark Office, by federal registration of the
               Company Marks, except where the failure to own or be free and clear of
               Encumbrances would not have a Company Material Adverse Effect, individually or in the aggregate. The Company has the right to use the
               Licensed Marks as required to conduct its business as now conducted, except where the failure to have such right would not have a Company
               Material Adverse Effect, individually or in the aggregate.

        3.13.5 INTELLECTUAL PROPERTY RIGHTS. Schedule 3.13.5 sets forth all patents, patent applications, copyright registrations (and applications therefor) and trademark registrations (and applications therefor) filed or obtained by or for the Company with respect to the
               Company Technology and the Company Marks (collectively, the "IP
               Registrations"). The Company owns all right, title and interest, free and clear of any Encumbrances (other than interests in licenses granted by the Company, all of which are disclosed under the terms of this Agreement, are not required to be so disclosed), in and to the IP
               Registrations, and the Company owns all right, title and interest, or

                                       20

               otherwise possesses sufficient legally enforceable rights to conduct its business as currently conducted and as proposed to be conducted, free and clear of any Encumbrances (other than interests in licenses granted by the Company, all of which are disclosed under the terms of this Agreement, are not required to be so disclosed) in and to any other rights in or to any copyrights (registered or unregistered), rights in the Company Marks (registered or unregistered), trade secret rights and other intellectual property rights (including, without limitation, rights of enforcement) contained or embodied in the
               Company Technology and the Company Marks (collectively, the "IP
               Rights").

        3.13.6 MAINTENANCE OF RIGHTS. The Company has not conducted its business, and has not used or enforced (or, to its knowledge, failed to use or enforce) the IP Rights, in a manner that has resulted or will result in the abandonment, cancellation or unenforceability of any material item of the IP Rights or the IP Registrations, and to the Company's
               knowledge the Company has not taken (or, to its knowledge, failed to take) any action that has resulted or will result in the forfeiture or relinquishment of any material item of the IP Rights or IP
               Registrations, except where such abandonment, cancellation, unenforceability, forfeiture or relinquishment would not have a
               Company Material Adverse Effect, individually or in the aggregate. The
               Company has not entered into any material agreements granting to any third party any rights or permissions to use any of the Technology or the IP Rights. To the Company's knowledge, except pursuant to a written nondisclosure agreement or other reasonably prudent safeguards, (a) no third party has received from the Company any information maintained or required to be maintained as confidential by the Company relating to the Technology or the IP Rights, and (b) the
               Company is not under any contractual or other obligation to disclose to any third party any information maintained or required to be maintained as confidential by the Company relating to the Company
               Technology.

        3.13.7 THIRD PARTY INFRINGEMENT. No claim has been made (whether written, oral or otherwise) challenging the Company's ownership or rights in any material item of the Company Technology or the IP Rights or claiming that any other person or entity has any legal or beneficial ownership with respect thereto; (b) all the IP Rights are legally valid and enforceable without any material qualification, limitation or restriction on their use (to the fullest extent permitted by law and except for licenses granted by the Company which are either disclosed under the terms of this Agreement, are not required to be so disclosed) and no claim has been made (whether written, oral or otherwise) challenging the validity or enforceability of any material item of the IP Rights; and (c) to the Company's knowledge, no other person or entity is infringing or misappropriating any part of the IP
               Rights or otherwise making any unauthorized use of the Company
               Technology.

                                       21

        3.13.8 INFRINGEMENT BY THE COMPANY. (a) The use of any of the Company
               Technology in the Company's business as currently conducted or as proposed to be conducted does not and will not infringe, violate or constitute a misappropriation of any right, title or interest
               (including, without limitation, any patent, copyright, trademark or trade secret right) held by any other person or entity, and no claims have been made with respect thereto; (b) the use of any of the Company
               Marks, and other IP Rights in the Company's business as currently conducted or as proposed to be conducted does not and will not infringe, violate or constitute a misappropriation of any right, title or interest (including, without limitation, any patent, copyright, trademark or trade secret right) held by any other person or entity, and no claims have been made with respect thereto; and (c) no claims have been made (whether written, oral or otherwise) regarding any infringement, misappropriation, misuse, or abuse of, or other interference with, any third party intellectual property or proprietary rights (including, without limitation, infringement of any patent, copyright, trademark or trade secret right of any third party)
               by the Company, the Company Technology, the Company Marks, the IP
               Rights, or the Company's use of the Licensed Marks or claiming that any other entity has any claim of infringement with respect thereto.

        3.13.9 CONFIDENTIALITY. (a) The Company has not disclosed any source code regarding the Technology to any person or entity other than an employee of the Company or under a written nondisclosure agreement;
               (b) the Company has at all times maintained and diligently enforced commercially reasonable procedures to protect all information maintained or required to be maintained as confidential by Company relating to the Technology, and the Company's use of the Company
               Technology in its business as currently conducted or proposed to be conducted does not and will not breach any agreement between the
               Company and a third party to maintain information as confidential; (c)
               the Company is not under any contractual or other obligation to disclose the source code or any other information maintained or required to be maintained as confidential by the Company included in or relating to the Technology, except, as to such confidential information only, where such disclosure of confidential information is made pursuant to written nondisclosure agreements or covenants entered in the ordinary course of its business and which are disclosed in
               Section 3.13.6 under the terms of this Agreement are not required to be so disclosed therein; and (d) the Company has not deposited any source code relating to the Technology into any source code escrows or similar arrangements.

       3.13.10 WARRANTY AGAINST DEFECTS. Except where such failure to conform would not have a Company Material Adverse Effect, individually or in the aggregate, and solely with respect to the Company Technology, the
               Company has used reasonable commercial efforts to design the
               Technology to substantially conform to the specifications set forth in such Schedule ("Specifications").

       3.13.11 DOMAIN NAMES. Schedule 3.13.11 sets forth a list of all Internet domain names used by the Company in its business as presently

                                       22

               conducted or proposed to be conducted (collectively, the "Domain
               Names"). The Company has a valid registration with the domain name authority or authorities with which the Domain Names are registered, and to the Company's knowledge, after the date of the Closing the
               Surviving Corporation will have, subject to any transfer requirements or restrictions imposed by InterNIC or any other domain name registration authorities having jurisdiction, and the payment of any fees and execution of all transfer documents as required by such authorities, and subject to the transferability or nontransferability of any agreement with such authorities relating to the Domain Names, a valid registration with the domain name authority or authorities with which the Domain Names are registered.

       3.13.12 INDEMNIFICATION. The Company has not entered into any agreement to indemnify any Person (other than shareholders, directors and/or officers of the Company) against any claim of infringement by the
               Technology or IP Rights or any other third party intellectual property right relating to the Technology.

       3.13.13 INFRINGEMENT ACTION. The Company has not entered into any material agreement granting any Person the right to bring any infringement action with respect to, or otherwise to enforce, any of the Technology or IP Rights.

       3.13.14 RESTRICTIONS ON INTELLECTUAL PROPERTY. To the Company's knowledge, except in their capacity on behalf of the Company, none of the
               Company's officers or employees has entered into any agreement inconsistent with the Company's rights to the Company Technology regarding know-how, trade secrets, assignment of rights in inventions, or prohibition or restriction of competition or solicitation of customers, or any other similar restrictive agreement or covenant, inconsistent with the Company's rights to the Company Technology, whether written or oral, with any Person other than the Company during the period in which such officer or employee was employed with or engaged by the Company.

3.14 CORPORATE BOOKS AND RECORDS. To the knowledge of the Company, the Company has furnished to InnerSpace or its representatives for their examination true and complete copies of (a) the Articles of Incorporation and Bylaws of the Company as currently in effect, including all amendments thereto, (b)
     the minute books of the Company, and (c) the stock records of the Company.

3.15 LICENSES, PERMITS, AUTHORIZATIONS, ETC. The Company has received all currently required governmental approvals, authorizations, consents, licenses, orders, registrations and permits of all agencies, whether federal, state, local or foreign, the failure to obtain of which would have a Company Material Adverse Effect. The Company has not received any notifications of any asserted present failure by it to obtain any such governmental approval, authorization, consent, license, order, registration or permit, or past and unremedied failure to obtain such items.

                                       23

3.16 COMPLIANCE WITH LAWS. The Company is in compliance with all federal, state, local and foreign laws, rules, regulations, ordinances, decrees and orders applicable to it, to its employees or to the Real Property and the Personal
     Property, including, without limitation, all such laws, rules, regulations, ordinances, decrees and orders relating to intellectual property protection, equal employment opportunity, securities and investor protection matters, labor and employment matters, except where the failure of the Company to so comply would not have a Company Material Adverse
     Effect. The Company has not received any notification of any asserted present or past unremedied failure by the Company to comply with any of such laws, rules, regulations, ordinances, decrees or orders.

3.17 INSURANCE. Schedule 3.17 sets forth a true and correct list of all insurance policies maintained by the Company. The Company maintains commercially reasonable levels of (a) insurance on its property (including leased premises) that insures against loss or damage by fire or other casualty and (b) insurance against liabilities, claims and risks of a nature and in such amounts as are normal and customary in the Company's industry for companies of similar size and financial condition. All insurance policies of the Company are in full force and effect, all premiums with respect thereto covering all periods up to and including the date this representation is made have been paid, and no notice of cancellation or termination has been received with respect to any such policy or binder. Such policies or binders are sufficient for compliance with all requirements of law currently applicable to the Company and of all agreements to which the Company is a party, will remain in full force and effect through the respective expiration dates of such policies or binders without the payment of additional premiums, and will not in any way be affected by, or terminate or lapse by reason of, the transactions contemplated by this Agreement. The Company has not been refused any insurance with respect to its assets or operations, nor has any insurance carrier to which it has applied for any such insurance or with which it has carried insurance limited its coverage.

3.18 BROKERS OR FINDERS. Except with respect to Sundance Capital Partners, LLC, the Company has not incurred, and will not incur, directly or indirectly, as a result of any action taken by or on behalf of the Company, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with the Merger, this Agreement or any transaction contemplated hereby.

3.19 BANK ACCOUNTS. Schedule 3.19 sets forth the names and locations of all banks, trust companies, savings and loan associations and other financial institutions at which the Company maintains safe deposit boxes or accounts of any nature and the names of all Persons authorized to draw thereon, make withdrawals therefrom or have access thereto.

3.20 INSIDER INTERESTS. Except as set forth on Schedule 3.20, no Shareholder or officer or director of the Company has any interest (other than as a
     Shareholder) (a) in any Real Property, Personal Property, Technology or IP
     Rights used in or pertaining to the business of the Company, including, without limitation, inventions, patents, trademarks or trade names, or (b)
     in any agreement, contract, arrangement or obligation relating to the
     Company, its present or prospective business or its operations. Except as

                                       24

     set forth on Schedule 3.22, there are no agreements, understandings or proposed transactions between the Company and any of its officers, directors, shareholders, affiliates or any affiliate thereof. The Company and its officers and directors and, to the knowledge of the Company, its shareholders have no interest, either directly or indirectly, in any entity, including, without limitation, any corporation, partnership, joint venture, proprietorship, firm, licensee, business or association (whether as an employee, officer, director, shareholder, agent, independent contractor, security holder, creditor, consultant or otherwise) that presently (i) provides any services, produces and/or sells any products or product lines, or engages in any activity that is the same, similar to or competitive with any activity or business in which the Company is now engaged or proposes to engage; (ii) is a supplier, customer or creditor; or
     (iii) has any direct or indirect interest in any asset or property, real or personal, tangible or intangible, of the Company or any property, real or personal, tangible or intangible, that is necessary or desirable for the present or currently anticipated future conduct of the Company's business.

3.21 FULL DISCLOSURE. No information furnished by the Company to InnerSpace or its representatives in connection with this Agreement (including, but not limited to, the Financial Statements and all information in the other
     Exhibits hereto) or the other Operative Documents contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements so made or information so delivered not misleading.

3.22 VOTING AGREEMENTS. As of the date hereof, beneficial holders of not less than two-fifths of the outstanding shares of Company Common Stock have executed and delivered to InnerSpace the Voting Agreement substantially in the form attached hereto as Exhibit 3.22.

                                   ARTICLE 4
         REPRESENTATIONS AND WARRANTIES OF INNERSPACE AND THE PURCHASER

In order to induce the Company to enter into and perform this Agreement and the other Operative Documents, InnerSpace and the Purchaser jointly and severally represent and warrant to the Company as follows in this Article 4:

4.1 ORGANIZATION. InnerSpace is a corporation duly organized validity existing and in good standing under the laws of the state of Delaware. The Purchaser is a corporation validly existing and in good standing under the laws of the State of Arizona. Each of InnerSpace and the Purchaser has all
    requisite corporate power and authority to own, operate and lease its respective properties and assets, to carry on its respective business as now conducted, and as proposed to be conducted and to enter into and perform its obligations under this Agreement and the other applicable
    Operative Documents to which InnerSpace or the Purchaser is a party, and to consummate the transactions contemplated hereby and thereby. Each of
    InnerSpace and the Purchaser is duly qualified and licensed as a foreign corporation to do business and is in good standing in each jurisdiction in which the character of properties occupied, owned or held under lease by
    InnerSpace or the Purchaser, as applicable, or the nature of the business

                                       25

    conducted by InnerSpace or the Purchaser, as applicable, makes such qualification or licensing necessary, except where the failure to be so qualified or in good standing would not have an InnerSpace Material Adverse
    Effect on the business, operations, assets, liabilities, condition
    (financial or other) or prospects of InnerSpace. For purposes of this
    Agreement, the term "InnerSpace Material Adverse Effect" shall mean any change, event or effect that is or is reasonably likely to be materially adverse to InnerSpace's business, operations, assets, liabilities, condition (financial or otherwise) or prospects; provided, however, that a
    InnerSpace Material Adverse Effect shall not include any change, event or effect that relates to or results from (i) the announcement or other disclosure or consummation of the transactions contemplated by this
    Agreement; (ii) a general economic downturn; (iii) an economic downturn in
    InnerSpace's industry which does not disproportionately affect InnerSpace, or (iv) changes in the trading prices of InnerSpace Common Stock. Each of
    InnerSpace and the Purchaser has full corporate power and authority to execute, deliver and perform this Agreement and the other Operative
    Documents to which it is a party, and to carry out the transactions contemplated hereby and thereby. InnerSpace holds of record and all the issued and outstanding shares of capital stock of the Purchaser beneficially.

4.2 ENFORCEABILITY. InnerSpace and the Purchaser each have full corporate power and authority to execute, deliver and perform their obligations under this
    Agreement and each of the other Operative Documents to which they are a party and each of the certificates, instruments and documents executed or delivered by them pursuant to the terms of this Agreement. All corporate action on the part of InnerSpace and the Purchaser and their respective officers, directors and stockholders necessary for the authorization, execution, delivery and performance of this Agreement and the other applicable Operative Documents to which InnerSpace or the Purchaser is a party, the consummation of the Merger and the performance of all of their respective obligations under this Agreement and the other applicable
    Operative Documents to which InnerSpace or the Purchaser is a party has been taken or will be taken prior to the Effective Time. This Agreement has been, and each of the other Operative Documents to which InnerSpace is a party will have been at the Closing, duly executed and delivered by
    InnerSpace, and this Agreement is, and each of the other Operative
    Documents to which InnerSpace is a party will be at the Closing, a legal, valid and binding obligation of InnerSpace, enforceable against InnerSpace in accordance with its terms, except as to the effect, if any, of (a)
    applicable bankruptcy and other similar laws affecting the rights of creditors generally, (b) rules of law governing specific performance, injunctive relief and other equitable remedies, and (c) the enforceability of provisions requiring indemnification in connection with the offering, sale or issuance of securities. This Agreement has been, and each of the other Operative Documents to which the Purchaser is a party will have been at the Closing duly executed and delivered by the Purchaser, and this
    Agreement is, and each of the other Operative Documents to which the
    Purchaser is a party will be at the Closing, a legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except as to the effect, if any, of (i)
    applicable bankruptcy and other similar laws affecting the rights of creditors generally, (ii) rules of law governing specific performance, injunctive relief and other equitable remedies, and (iii) the

                                       26

    enforceability of provisions requiring indemnification in connection with the offering, sale or issuance of securities.

4.3 SUBSIDIARIES AND AFFILIATES. Other than Purchaser, InnerSpace does not own and has not in the past owned, directly or indirectly, any ownership, equity, or voting interest in, or otherwise control or controlled, any corporation, partnership, limited liability company, joint venture or other entity, and has no agreement or commitment to purchase any such interest.

4.4 TAXES AND INSURANCE. InnerSpace, since inception, has generated no taxable income, has filed no Tax Returns and has maintained no insurance policies.

4.5 PROPERTY. InnerSpace owns no real property, personal property or leasehold interest.

4.6 SECURITIES. The InnerSpace Common Stock to be issued pursuant to this
    Agreement has been, or will be prior to the Effective Time, duly authorized for issuance, and such InnerSpace Common Stock, when issued and delivered to the Shareholders pursuant to this Agreement, shall be validly issued, fully paid and nonassessable.

4.7 NO APPROVALS OR NOTICES REQUIRED; NO CONFLICTS WITH INSTRUMENTS. The
    execution, delivery and performance of this Agreement and the other
    Operative Documents by the Purchaser and InnerSpace, as applicable, and the consummation by them of the transactions contemplated hereby and thereby will not (a) constitute a violation (with or without the giving of notice or lapse of time, or both) of any provision of law applicable to InnerSpace or the Purchaser; (b) require any consent, approval or authorization of any
    Person, except (i) compliance with applicable securities laws, and (ii) the filing of all documents necessary to consummate the Merger with the
    Delaware Secretary of State and the Arizona Corporations Commission; (c)
    result in a default (with or without the giving of notice or lapse of time, or both) under, or acceleration or termination of, or the creation in any party of the right to accelerate, terminate, modify or cancel, any agreement, lease, note or other restriction, encumbrance, obligation or liability to which InnerSpace or the Purchaser is a party or by which it is bound or to which any assets of InnerSpace or the Purchaser are subject; or
    (d) conflict with or result in a breach of or constitute a default under any provision of the Certificate of Incorporation or Bylaws of InnerSpace
    or of the Purchaser.

4.8 CAPITALIZATION. The authorized capital stock of InnerSpace consists of
    25,000,000 shares of InnerSpace Common Stock, par value $0.0001 per share of which 16,000,000 shares are expected to be issued and outstanding prior to the date the reverse split referred to in Section 6.9 is effectuated, and 5,000,000 shares of preferred stock, par value $0.0001 per share, of which none are expected to be issued or outstanding. Such issued and outstanding shares of InnerSpace Common Stock are or will be validly issued, fully paid and nonassessable.

4.9 SEC DOCUMENTS. True and complete copies of its Annual Report on Form 10-KSB for the fiscal year ended February 28, 2002, and all Forms 10-QSB and 8-K

                                       27

    filed after the date of such Form 10-K (collectively, the "SEC Documents")
    are available for electronic review on the EDGAR database maintained by the
    Securities and Exchange Commission (the "Commission"). As of their respective filing dates, each of the SEC Documents complied in all material respects with the requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the
    Commission promulgated thereunder, and did not at the time they were filed with the SEC contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.

4.10 ABSENCE OF CERTAIN CHANGES. Since the November 30, 2002 financial statements included in the SEC Documents, there has not been any change, which by itself or in conjunction with all other such changes, has had or could reasonably be expected to have an InnerSpace Material Adverse Effect, except as disclosed in the SEC Documents.

4.11 FINANCIAL STATEMENTS. The financial statements (including any related notes thereto) contained in the SEC Documents (i) have been prepared in accordance with the published rules and regulations of the SEC and generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto) and (ii) fairly present the financial position of InnerSpace as of the dates thereof and the results of operations and cash flows for the periods indicated, except that any unaudited interim financial statements were or will be subject to normal and recurring year-end adjustments and may omit footnote disclosure as permitted by regulations of the SEC.

4.12 LIABILITIES. Except as set forth in Schedule 4.12, InnerSpace does not have any direct or indirect material obligation or liability (the "Liabilities")
     that would be reasonably likely to have a Material Adverse Effect other than (a) Liabilities fully and adequately reflected or reserved against it in the SEC Reports, and (b) Liabilities incurred since November 30, 2002, in the ordinary course of business. Since November 30, 2002, there has been no change, event, circumstance or other occurrence with respect to
     InnerSpace, its assets or properties that could reasonably be expected to have a Material Adverse Effect.

4.13 NO DEFAULT OR BREACH; CONTRACTUAL OBLIGATIONS. Except as set forth in
     Schedule 4.13, InnerSpace has not received notice of a default and is not in default under, or with respect to, any material contractual obligation nor does any condition exist that with notice or lapse of time or both would constitute a default thereunder. Except as described in the SEC
     Reports or Schedule 4.13, all material contracts, agreements, understandings and arrangements, whether written or oral (collectively, the
     "Contracts") are valid, subsisting, in full force and effect and binding upon InnerSpace and the other parties thereto, and InnerSpace has paid in full or accrued all amounts due thereunder and has satisfied in full or provided for all of its liabilities and obligations thereunder, except to the extent that the failure of any such payment or liability could not reasonably be expected to have a Material Adverse Effect. To the knowledge

                                       28

     of InnerSpace and except as described in the SEC Reports or Schedule 4.13, no other party to any such Contract is in default thereunder, nor does any condition exist that with notice or lapse of time or both would constitute a default by such other party thereunder, except, to the extent that such default could not reasonably be expected to have a Material Adverse Effect.

4.14 LITIGATION. Except as disclosed in the SEC Reports or Schedule 4.14, there are no actions, suits, proceedings, claims, complaints, disputes, arbitrations or investigations pending or, to the knowledge of InnerSpace, threatened at law, in equity, in arbitration or before any governmental authority against InnerSpace or any of its property or assets which, could reasonably be expected to have a Material Adverse Effect.

4.15 INTELLECTUAL PROPERTY. InnerSpace owns or is licensed or otherwise possesses the right to use the following as required to conduct its business as now conducted and as proposed to be conducted except where the failure to own, license or possess the right to use would not have a
     InnerSpace Material Adverse Effect, individually or in the aggregate: (a)
     all products, tools, computer programs, specifications, source code, object code, graphics, devices, techniques, algorithms, methods, processes, procedures, packaging, trade dress, formulae, drawings, designs, improvements, discoveries, concepts, user interfaces, "look and feel,"
     software, development and other tools, content, inventions (whether or not patentable or copyrightable and whether or not reduced to practice), designs, logos, themes, know-how, concepts and other technology that are now, or during the two years prior to the date of this Agreement have been, developed, produced, used, marketed or sold by InnerSpace (collectively, the "InnerSpace Technology-Related Assets"); and (b) all intellectual property and other proprietary rights in the InnerSpace Technology-Related
     Assets, including, without limitation, all trade names, trademarks, domain names, service marks, logos, brand names and other identifiers, trade secrets, copyrights, and domestic and foreign letters patent, and the registrations, applications, renewals, extensions and continuations (in whole or in part) thereof, all goodwill associated therewith, and all rights and causes of action for infringement, misappropriation, misuse, dilution or unfair trade practices associated therewith.

4.16 CORPORATE BOOKS AND RECORDS. InnerSpace has furnished to the Company or its representatives for their examination true and complete copies of (a) the
     Articles of Incorporation and Bylaws of the Company as currently in effect, including all amendments thereto, (b) the minute books of the Company, and
     (c) the stock transfer books of the Company. Such minutes reflect all meetings of InnerSpace's stockholders, Board of Directors and any committees thereof since the Company's inception, and such minutes accurately reflect in all material respects the events of and actions taken at such meetings. Such stock transfer books accurately reflect all issuances and transfers of shares of capital stock of the Company since its inception.

4.17 BANK ACCOUNTS. Schedule 4.17 sets forth the names and locations of all banks, trust companies, savings and loan associations and other financial institutions at which InnerSpace maintains safe deposit boxes or accounts of any nature and the names of all Persons authorized to draw thereon, make withdrawals therefrom or have access thereto.

                                       29

4.18 COMPLIANCE WITH LAWS. InnerSpace is in compliance, with all requirements of any law, regulation or rule applicable to it or its property or assets and all orders and consent decrees issued by any court or governmental authority against InnerSpace, except to the extent that such default could not reasonably be expected to have a Material Adverse Effect. InnerSpace has all licenses, permits and approvals of any governmental authority that are necessary for the conduct of the business of InnerSpace and all such permits are in full force and effect and no violations are or have recorded in respect of any permit, except to the extent that the failure of any such permit to be in full force and effect or any such violation could not reasonably be expected to have a Material Adverse Effect.

4.19 INSIDER INTERESTS. No Stockholder or officer or director of InnerSpace has any interest (other than as a Stockholder) (a) in any Real Property,
     Personal Property, Technology or IP Rights used in or pertaining to the business of InnerSpace, including, without limitation, inventions, patents, trademarks or trade names, or (b) in any agreement, contract, arrangement or obligation relating to InnerSpace, its present or prospective business or its operations. Except as set forth on Schedule 4.19, there are no agreements, understandings or proposed transactions between InnerSpace and any of its officers, directors, Stockholders, affiliates or any affiliate thereof. InnerSpace and its officers and directors and, to the knowledge of
     InnerSpace, its Stockholders have no interest, either directly or indirectly, in any entity, including, without limitation, any corporation, partnership, joint venture, proprietorship, firm, licensee, business or association (whether as an employee, officer, director, Stockholder, agent, independent contractor, security holder, creditor, consultant or otherwise)
     that presently (i) provides any services, produces and/or sells any products or product lines, or engages in any activity that is the same, similar to or competitive with any activity or business in which InnerSpace is now engaged or proposes to engage; (ii) is a supplier, customer or creditor; or (iii) has any direct or indirect interest in any asset or property, real or personal, tangible or intangible, of InnerSpace or any property, real or personal, tangible or intangible, that is necessary or desirable for the present or currently anticipated future conduct of
     InnerSpace's business.

4.20 EMPLOYEE BENEFIT PLANS. Except as provided in Section 4.20, InnerSpace does not maintain or contribute to, or has not since its inception, maintained or contributed to, or have any liability with respect to, any benefit plan, arrangement, policy, program, agreement or commitment maintained by the
     Company subject to Title IV of ERISA or Section 412 of the Code or any
     "multiple employer plan" within the meaning of the Code or ERISA.

4.21 BROKERS OR FINDERS. Except with respect to Brewster Financial Group,
     InnerSpace has not incurred, and will not incur, directly or indirectly, as a result of any action taken by or on behalf of the Company, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with the Merger, this Agreement or any transaction contemplated hereby.

                                       30

4.22 INFORMATION SUPPLIED BY INNERSPACE. None of the information supplied or to be supplied by InnerSpace in connection with any written consent by or meeting of the Stockholders (collectively, "Stockholder Materials"), including the SEC Documents, at the date such information was supplied, contained or will contain any untrue statement of a material fact or omitted or will omit to state any material fact required to be stated
     therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not materially misleading;
     provided, however, that InnerSpace makes no representations or warranties regarding information furnished by or related to the Company.

4.23 FULL DISCLOSURE. No information furnished by InnerSpace or the Purchaser to the Company or its representatives in connection with this Agreement or the other Operative Documents contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements so made or information so delivered not misleading.

                                   ARTICLE 5
      CONDITIONS PRECEDENT TO OBLIGATIONS OF INNERSPACE AND THE PURCHASER

The obligations of InnerSpace and the Purchaser to perform and observe the covenants, agreements and conditions hereof to be performed and observed by them at or before the Closing shall be subject to the satisfaction of the following conditions, which may be expressly waived only in writing signed by InnerSpace:

5.1 ACCURACY OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company contained herein (including, without limitation, applicable Exhibits or Schedules) and in the other Operative Documents shall have been true and correct in all material respects when made and, except (a) for changes contemplated by this Agreement and the other
    Operative Documents and (b) to the extent that such representations and warranties speak as of an earlier date, shall be true and correct as of the
    Closing Date in all material respects as though made on that date.

5.2 PERFORMANCE OF AGREEMENTS. The Company shall have performed in all material respects all obligations and agreements and complied in all material respects with all covenants contained in this Agreement or any other
    Operative Document to be performed and complied with by it at or prior to the Closing.

5.3 COMPLIANCE CERTIFICATE. InnerSpace shall have received a certificate of the
    President and the Chief Financial Officer of the Company, dated the Closing
    Date, in form and substance satisfactory to InnerSpace, certifying that the conditions to the obligations of InnerSpace and the Purchaser in Sections
    3.1, 3.2 and 3.5 have been fulfilled.

5.4 APPROVALS AND CONSENTS. All transfers of material permits or material licenses and all material approvals of or notices to public agencies, federal, state, local or foreign, the granting or delivery of which is

                                       31

    necessary for the consummation of the transactions contemplated hereby and by the other Operative Documents, or for the continued operation of the
    Company as now operated, shall have been obtained, and all waiting periods specified by law shall have passed. All consents listed on Schedules 3.5 and 3.10.2 required in connection with a reverse triangular merger should have been obtained and delivered.

5.5 PROCEEDINGS AND DOCUMENTS; SECRETARY'S CERTIFICATE. InnerSpace shall have received a certificate of the Secretary of the Company, in form and substance satisfactory to InnerSpace, as to the authenticity and effectiveness of the actions of the Board of Directors and Shareholders authorizing the Merger and the transactions contemplated by this Agreement and the other Operative Documents. Copies of the Company's Articles of
    Incorporation, certified by the Arizona Corporations Commission, and
    Bylaws, certified by the Secretary of the Company, shall be attached to such certificate.

5.6 COMPLIANCE WITH LAWS. The consummation of the transactions contemplated by this Agreement and the other Operative Documents shall be legally permitted by all laws and regulations to which InnerSpace, the Purchaser or the
    Company is subject.

5.7 SHAREHOLDER APPROVAL. The principal terms of this Agreement shall have been approved by the Company's shareholders as required by the Company's
    Articles of Incorporation and applicable law.

5.8 LEGAL PROCEEDINGS. No order of any court or administrative agency shall be in effect which enjoins, restrains, conditions or prohibits consummation of the transactions contemplated by this Agreement or any other Operative
    Document, and no litigation, investigation or administrative proceeding shall be pending which would enjoin, restrain, condition or prevent consummation of the transactions contemplated by this Agreement or any other Operative Document.

5.9 AFFILIATE LETTERS. The Company shall have delivered or caused to be delivered to InnerSpace an affiliate letter from each of those Persons who were, on the date on which the requisite number of consents or votes has been obtained to approve the Merger, "affiliates" of the Company within the meaning of Rule 145 of the rules and regulations promulgated under the
    Securities Act.

5.10 RIGHTS OF REFUSAL. Any and all rights of refusal, co-sale rights and registration rights, if any, for the benefit of the holders of Company
     Capital Stock or Stock Purchase Rights of the Company shall have terminated.

5.11 EXERCISE OF STOCK PURCHASE RIGHTS; CONVERSION OF CONVERTIBLE SECURITIES.
     Any and all Stock Purchase Rights and any and all securities and notes convertible at any time into Company Common Stock, vested and unvested, and regardless of restrictions on exercise or conversion, shall have been exercised or converted, as the case may be, for shares of Company Capital
     Stock prior to the Effective Time, except for the convertible promissory

                                       32

     note, Options and other Stock Purchase Rights assumed by InnerSpace pursuant to Section 2.2(d).

5.12 DISSENTER RIGHTS. Holders of not more than 10% of the outstanding shares of
     Company Common Stock shall have not voted in favor of the Merger or not consented thereto in writing and shall have delivered before the Effective
     Time timely written notice of such holders' intent to demand payment as dissenting shareholders for such shares in accordance with Arizona Law.

5.13 INVESTMENT BANKING AGREEMENT. The Company shall have executed the
     Investment Banking Agreement with Sundance Capital Partners, LLC attached as Exhibit 5.13

5.14 STOCK PURCHASE AGREEMENT. InnerSpace shall have executed the Stock Purchase
     Agreement with Sundance Capital Fund I, LP attached as Exhibit 5.14 providing for the issuance of 1,900,000 shares of Common Stock for the consideration and on the terms described therein.

5.15 SUNDANCE ESCROW AGREEMENT. In connection with the Stock Purchase Agreement described at Section 5.14, Sundance Capital Fund I, LP shall have executed an escrow agreement with InnerSpace on the terms described therein.

5.16 VOTING AGREEMENT. The Founders (as hereinafter defined), the Company and
     Sundance Capital Fund I, LP shall have executed the Voting Agreement described at Section 3.22. For purposes hereof, "Founders" means the shareholders of the Company who have signed the Voting Agreement.

5.17 SUNDANCE WARRANT AGREEMENT. The Surviving Corporation shall have executed the Warrant Agreement and the Registration Right Agreement relating to the issuance of a Warrant to Sundance Capital Partners, LLC attached as
     Exhibits 5.17(a) and 5.17(b).

5.18 ASSUMPTION AGREEMENT AND REGISTRATION RIGHTS AGREEMENT. Sundance Capital
     Fund I, LP and the Company shall have executed the Assumption Agreement attached as Exhibit 5.18(a) and the Surviving Corporation shall have executed the Registration Rights Agreement attached as Exhibit 5.18(b).

5.19 WARRANT AGREEMENT AND MUTUAL SETTLEMENT AGREEMENT AND RELEASE. The
     Surviving Corporation and Nova Redwood, LLC shall have executed the Warrant
     Agreement attached as Exhibit 5.19(a) and the Company and Nova Redwood, LLC
     shall have executed the Mutual Settlement Agreement and Release attached as
     Exhibit 5.19(b).

5.20 VOICEAMERICA AGREEMENT. The Company and Voice America, LLC shall have executed the Voice America Agreement attached as Exhibit 5.20.

                                       33

                                   ARTICLE 6
               CONDITIONS PRECEDENT TO OBLIGATIONS OF THE COMPANY

The obligations of the Company to perform and observe the covenants, agreements and conditions hereof to be performed and observed by them at or before the
Closing shall be subject to the satisfaction of the following conditions, which may be expressly waived only in writing signed by the Company.

6.1 ACCURACY OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of InnerSpace and the Purchaser contained herein and in the other Operative Documents shall have been true and correct in all material respects when made and, except for (a) changes contemplated by this
    Agreement and the other Operative Documents and (b) to the extent that such representations and warranties speak as of an earlier date, shall be true and correct in all material respects as of the Closing Date as though made on that date.

6.2 PERFORMANCE OF AGREEMENTS. InnerSpace and the Purchaser shall have performed in all material respects all obligations and agreements and complied in all material respects with all covenants contained in this
    Agreement or any other Operative Document to be performed and complied with by them at or prior to the Closing.

6.3 COMPLIANCE CERTIFICATE. The Company shall have received a certificate of an officer of InnerSpace, dated the Closing Date, substantially in form and substance reasonably satisfactory to the Company, certifying that the conditions to the obligations of the Company in Sections 4.1, 4.2, 4.6 and
    4.7 have been fulfilled.

6.4 LEGAL PROCEEDINGS. No order of any court or administrative agency shall be in effect which enjoins, restrains, conditions or prohibits consummation of the transactions contemplated by this Agreement or any other Operative
    Document, and no litigation, investigation or administrative proceeding shall be pending which would enjoin, restrain, condition or prevent consummation of the transactions contemplated by this Agreement or any other Operative Document.

6.5 APPROVALS AND CONSENTS. All transfers of material permits or material licenses and all material approvals of or notices to public agencies, federal, state, local or foreign, the granting or delivery of which is necessary for the consummation of the transactions contemplated hereby and by the other Operative Documents or for the continued operation of the
    Company as now operated, shall have been obtained, and all waiting periods specified by law shall have passed. All consents listed on Schedules 3.5 and 3.10.2 required in connection with a reverse triangular merger shall have been obtained and delivered.

6.6 COMPLIANCE WITH LAWS. The consummation of the transactions contemplated by this Agreement and the other Operative Documents shall be legally permitted by all laws and regulations to which InnerSpace, the Purchaser or the
    Company is subject.

                                       34

6.7 INVESTMENT BANKING AGREEMENT. The Company shall have executed an Investment
    Banking Agreement with Sundance Capital Partners, LLC attached as Exhibit
    5.13.

6.8 STOCK PURCHASE AGREEMENT. InnerSpace shall have executed a Stock Purchase
    Agreement with Sundance Capital Fund I, LP providing for the issuance of
    1,900,000 shares of Common Stock for the consideration and on the terms described therein.

6.9 SUNDANCE ESCROW AGREEMENT. In connection with the Stock Purchase Agreement described at Section 6.8, InnerSpace shall have executed an escrow agreement with Sundance Capital Fund I, LP on the terms described therein.

6.10 VOTING AGREEMENT. The Founders, the Company and Sundance Capital Fund I, LP
     shall have executed the Voting Agreement described at Section 3.22.

6.11 SUNDANCE WARRANT AGREEMENT. The Surviving Corporation shall have executed the Warrant Agreement and the Registration Rights Agreement relating to the issuance of a Warrant to Sundance Capital Partners, LLC attached as
     Exhibits 5.17(a) and 5.17(b).

6.12 ASSUMPTION AGREEMENT AND REGISTRATION RIGHTS AGREEMENT. Sundance Capital
     Fund I, LP and the Company shall have executed the Assumption Agreement attached as Exhibit 5.18(a) and the Surviving Corporation shall have executed the Registration Rights Agreement attached as Exhibit 5.18(b).

6.13 WARRANT AGREEMENT AND MUTUAL SETTLEMENT AGREEMENT AND RELEASE. The
     Surviving Corporation and Nova Redwood, LLC shall have executed the Warrant
     Agreement attached as Exhibit 5.19(a) and the Company and Nova Redwood, LLC
     shall have executed the Mutual Settlement Agreement and Release attached as
     Exhibit 5.19(b).

6.14 ASSUMPTION AGREEMENT. Sundance Capital Fund I, LP shall have executed the
     Assumption Agreement attached as Exhibit 5.18(a).

                                   ARTICLE 7
                                   COVENANTS

Between the date of this Agreement and the Effective Time, or such later period as set forth in Sections 7.5, 7.8 and 7.9, the parties covenant and agree as set forth in this Article 7.

7.1 CONDUCT OF BUSINESS BY THE COMPANY PENDING THE MERGER. Unless InnerSpace
    shall otherwise agree in writing, the business of the Company shall be

                                       35

    conducted in and only in, and the Company shall not take any action except in, the ordinary course of business and in a manner consistent with past practice and in accordance with applicable law; and the Company shall use commercially reasonable efforts to preserve intact the business organization of the Company, to keep available the services of the current officers, employees and consultants of the Company and to preserve the current relationships of the Company with, and the goodwill of, customers, suppliers and other Persons with which the Company has significant business relations. By way of amplification and not limitation, except as otherwise contemplated by this Agreement, the Company shall not, between the date of this Agreement and the Effective Time, directly or indirectly do any of the following without the prior written consent of InnerSpace:

        (a) amend or otherwise change its Articles of Incorporation or Bylaws, other than to effect a change in the Company's corporate name;

        (b) except for the issuance of shares of Company Capital Stock upon the exercise or conversion of currently outstanding Stock Purchase Rights, issue, sell, contract to issue or sell, pledge, dispose of, grant, encumber or authorize the issuance, sale, pledge, disposition, grant or Encumbrance of (i) any assets of the Company, except in the ordinary course of business and in a manner consistent with past practice, (ii) any shares of capital stock of any class of the
            Company, or (iii) any options, warrants, convertible securities or other rights of any kind to acquire any shares of such capital stock, or any other ownership interest (including, without limitation, any phantom interest) of the Company;

        (c) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock or other securities, property or otherwise, with respect to any of its capital stock;

        (d) reclassify, combine, split, subdivide, redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock or other securities other than as provided in Section 6.10;

        (e) (i) acquire (including, without limitation, by merger, consolidation, or acquisition of stock or assets) any corporation, partnership, other business organization or division thereof or any material amount of assets; (ii) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise as an accommodation become responsible for, any obligations of any Person, or make any loans or advances, except in the ordinary course of business and consistent with past practice; (iii) enter into any contract or agreement other than in the ordinary course of business, consistent with past practice; (iv) authorize any single capital expenditure which is in excess of $1,000 or capital expenditures which are, in the aggregate, in excess of $10,000 for the Company taken as a whole; (v) enter into any agreement in which the obligation of the
            Company exceeds $1,000 or which shall not terminate or be subject to termination for convenience within 30 days following execution; (vi)

                                       36

            license any Technology or IP Rights; or (vii) enter into or amend any contract, agreement, commitment or arrangement with respect to any matter set forth in this subsection (e);

        (f) enter into or amend any employment, consulting or agency agreement, or increase the compensation payable or to become payable to any of its officers, employees, agents or consultants, or grant any severance or termination pay to, or enter into any employment or severance agreement with, any director, officer or other employee of the
            Company, or establish, adopt, enter into or amend any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance, benefit, Employee Benefit Plan or other plan, agreement, trust, fund, policy or arrangement for the benefit of any director, officer or employee; provided, however, that the Company shall terminate prior to any enrollment thereunder and prior to the Closing Date its Code section 401(k) plan;

        (g) take any action, other than reasonable and usual actions in the ordinary course of business and consistent with past practice, with respect to accounting methods, policies or procedures (including, without limitation, procedures with respect to the payment of accounts payable and collection of accounts receivable);

        (h) make any Tax election or settle or compromise any Tax liability;

        (i) pay, discharge or satisfy any claim, liability or obligation
            (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice;

        (j) take any action that would or is reasonably likely to result in any of the representations or warranties of the Company set forth in this
            Agreement being untrue in any material respect, or in any covenant of the Company set forth in this Agreement being breached, or in any of the conditions to the Merger specified in Article 5 hereof not being satisfied; or

        (k) agree to do any of the foregoing.

7.2 ACCESS TO INFORMATION; CONFIDENTIALITY. From the date hereof to the
    Effective Time, each party shall, and shall cause its officers, directors, employees and agents to, afford the officers, employees and agents of the other party access at all reasonable times to its officers, employees, agents, properties, offices, plants and other facilities, books and records and shall furnish the other party with all financial, operating and other data and information as the other party, through its officers, employees or agents, may reasonably request. From the date hereof until the Effective
    Time, each party shall provide the other party with its monthly and other financial as they become available internally, all of which financial

                                       37

    statements shall fairly present its financial position and results of operations as of the dates and for the periods therein specified. No investigation pursuant to this Section 7.2 shall affect any representation or warranty in this Agreement of any party hereto or any condition to the obligations of the parties hereto.

7.3 NO ALTERNATIVE TRANSACTIONS. Unless this Agreement shall have been terminated in accordance with its terms, the Company shall not, directly or indirectly, through any officer, director, agent or otherwise, solicit, initiate or encourage the submission of any proposal or offer from any
    Person relating to any acquisition or purchase of all or any material portion of the assets of, or any equity interest in, the Company or any business combination with the Company or participate in any negotiations regarding, or furnish to any other Person any information with respect to, or otherwise cooperate or negotiate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any other
    Person to do or seek any of the foregoing. The Company shall notify
    InnerSpace promptly if any such proposal or offer, or any inquiry or contact with any Person with respect thereto, is made and shall, in any such notice to InnerSpace, indicate in reasonable detail the identity of the Person making such proposal, offer, inquiry or contact and the terms and conditions of such proposal, offer, inquiry or contact. The Company agrees not to release any third party from, or waive any provision of, any confidentiality or standstill agreement (e.g. agreement not to invest in or seek change of control of the Company) to which the Company is a party.

7.4 NOTIFICATION OF CERTAIN MATTERS. Each party shall give prompt notice to the other parties of (a) the occurrence or nonoccurrence of any event which would be likely to cause any representation or warranty made by such party contained in this Agreement to be untrue or inaccurate in any material respect and (b) any material failure by such party to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by such party hereunder; provided, however, that the delivery of any notice pursuant to this Section 6.4 shall not limit or otherwise affect the rights or remedies available to the parties hereunder.

7.5 FURTHER ACTION; COMMERCIALLY REASONABLE EFFORTS. Upon the terms and subject to the conditions hereof, each of the parties hereto shall use commercially reasonable efforts to take, or cause to be taken, all appropriate action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated hereby, including, without limitation, using its commercially reasonable efforts to obtain all waivers, licenses, permits, consents, approvals, authorizations, qualifications and orders of governmental authorities and of other Persons as are necessary for the consummation of the transactions contemplated hereby and to fulfill the conditions to the Merger. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this
    Agreement or the other Operative Documents, each party to this Agreement shall use commercially reasonable efforts to promptly take all such action.
    After the Closing, each party hereto, at the request of and without any further cost or expense to the other parties, will take any further actions necessary or desirable to carry out the purposes of this Agreement or any

                                       38

    other Operative Document, to vest in the Surviving Corporation full title to all properties, assets and rights of the Company, and to effect the issuance of the InnerSpace Common Stock to the Shareholders pursuant to the terms and conditions hereof.

7.6 SHAREHOLDER APPROVAL. The Company will seek the approval at a special meeting of its shareholders or the written consent of such shareholders at the earliest practicable date approving this Agreement, the other Operative
    Documents, the Merger and related matters, which approval will be recommended by the Board of Directors of the Company.

7.7 DISCLOSURE. The Company will furnish to its shareholders all information relating to the Merger necessary to satisfy all requirements of applicable state and federal securities laws. The Company and InnerSpace each shall be solely responsible for any statement, information or omission relating to it or its affiliates based on written information furnished by it. The
    Company and InnerSpace will not provide or publish to the Shareholders any material concerning them or their affiliates that violate the Securities
    Act or the Exchange Act with respect to the transactions contemplated hereby.

7.8 DISSENTING SHARES. Prior to the Closing Date, the Company shall furnish
    InnerSpace with the name and address of each Shareholder who, prior to the
    Closing, has requested appraisal rights pursuant to Arizona Law and the number of Dissenting Shares owned by such Shareholder.

7.9 PUBLICITY. No party hereto shall issue any press release or otherwise make any statements to any third party with respect to this Agreement or the transactions contemplated hereby, other than the issuance by InnerSpace and the Company of a joint press release announcing this Agreement and the transactions contemplated hereby or as required by law.

7.10 AUDITED FINANCIAL STATEMENTS. By May 31, 2003, the Company shall have exercised its best efforts to deliver to InnerSpace an audited balance sheet, an audited statement of income and expenses, an audited statement of cash flow and an audited statement of shareholders equity of the Company as of and for the fiscal year ended February 28, 2003. These audited financial statements shall not reflect any material adverse change from the Financial
     Statements as, at and for the same periods.

7.11 INTERWEST ESCROW AGREEMENT. Prior to the exchange of certificates described in Section 2.3, the Shareholder Representative, on behalf of the
     Shareholders, and the Interwest Escrow Agent shall have executed and delivered the Interwest Escrow Agreement to InnerSpace.

7.12 REVERSE STOCK SPLIT. Prior to the exchange of certificates described in
     Section 2.3, InnerSpace will complete a 1 for 10 reverse stock split such that, prior to the issuance of shares in connection therewith, InnerSpace will have 3,500,000 shares issued and outstanding.

                                       39

7.13 EMPLOYEE STOCK PLAN. As soon as practicable, the Board of Directors of the
     Surviving Corporation will adopt an employee stock plan, reserving for issuance thereunder a pool of 4,666,500 shares to be granted to the
     Surviving Corporation's key executives and other individuals pursuant to the terms set forth therein.

                                    ARTICLE 8
                       TERMINATION, AMENDMENT AND WAIVER

8.1 TERMINATION. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time (notwithstanding any approval of this Agreement by the Shareholders):

        (a) by mutual written consent;

        (b) by either the Company or InnerSpace, if the Merger has not been consummated by June 30, 2003; provided, however, that the right to terminate this Agreement under this subsection (b) shall not be available to any party (i) whose failure to fulfill or cause to be fulfilled any obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date or (ii) for a period of 10 business days after the expiration by its terms of any temporary restraining order ("TRO")
            prohibiting or enjoining the Merger or a ruling on any preliminary injunction motion relating to such TRO;

        (c) by either the Company or InnerSpace, if there shall be any law or regulation that makes consummation of the Merger illegal or if any judgment, injunction, order or decree enjoining InnerSpace, the
            Purchaser or the Company from consummating the Merger is entered and such judgment, injunction, order or decree shall become final and nonappealable; provided, however, that the party seeking to terminate this Agreement pursuant to this subsection (c) shall have used all reasonable efforts to remove such judgment, injunction, order or decree;

        (d) by the Company, in the event of a material breach by InnerSpace of any representation, warranty or agreement contained herein which has not been cured or is not curable by June 30, 2003;

        (e) by InnerSpace, in the event of a material breach by the Company of any representation, warranty or agreement contained herein which has not been cured or is not curable by June 30, 2003.

8.2 EFFECT OF TERMINATION. In the event of the termination of this Agreement pursuant to Section 8.1 hereof, there shall be no further obligation on the part of any party hereto, except that nothing herein shall relieve any party from liability for any willful breach hereof.

                                       40

8.3 AMENDMENT. This Agreement may not be amended except by an instrument in writing signed by InnerSpace, the Purchaser and the Company; provided, however, that after approval of this Agreement by the Company's shareholders, no amendment will be made which by applicable law requires the further approval of the Company's shareholders without obtaining such further approval.

8.4 WAIVER. At any time prior to the Effective Time, InnerSpace may (a) extend the time for the performance of any obligation or other act of the Company,
    (b) waive any inaccuracy in the representations and warranties of the
    Company contained herein or in any document delivered pursuant hereto, or
    (c) waive compliance with any agreement of the Company or any condition to the obligations of InnerSpace and the Purchaser contained herein. At any time prior to the Effective Time, the Company may (a) extend the time for the performance of any obligation or other act of InnerSpace or the
    Purchaser, (b) waive any inaccuracy in the representations and warranties of InnerSpace or the Purchaser contained herein or in any document delivered pursuant hereto, or (c) waive compliance with any agreement of
    InnerSpace or the Purchaser or any condition to the obligations of the
    Company contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party or parties to be bound thereby.

                                    ARTICLE 9
                          SURVIVAL AND INDEMNIFICATION

9.1 SURVIVAL. All representations and warranties contained in this Agreement or in the other Operative Documents or in any certificate delivered pursuant hereto or thereto shall survive the Closing for a period of 12 months after the Effective Time (the "Survival Period"); provided, however, that any claim based on fraud shall survive the Closing indefinitely. The covenants and agreements contained in this Agreement or in the other Operative
    Documents shall survive the Closing and shall continue until all obligations with respect thereto shall have been performed or satisfied or shall have been terminated in accordance with their terms. The waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, will not affect the right to indemnification or any other remedy based on such representations, warranties, covenants and obligations.

9.2 INDEMNIFICATION BY THE HOLDERS OF INNERSPACE CAPITAL STOCK. Subject to the
    limitations set forth in this Article 9, from and after the Closing, each
    Shareholder shall indemnify and hold InnerSpace, its officers, directors and affiliates (as "affiliate" is defined in Rule 12b-2 of the Exchange
    Act) harmless from and against, and shall reimburse the indemnified parties for, any and all losses, damages, debts, liabilities, obligations, judgments, orders, awards, writs, injunctions, decrees, fines, penalties,
    Taxes, costs or expenses (including, but not limited to, any reasonable legal or accounting fees or expenses and any Taxes or other costs or damages arising under, caused by or related to Section 280G of the Code or any comparable provision of state, local or foreign law) ("Losses") arising out of (i) any inaccuracy or misrepresentation in, or breach of, any representation or warranty made by the Company or such Shareholder in this

                                       41

    Agreement or in any other Operative Document or (ii) any failure by the
    Company or such Shareholder to perform or comply, in whole or in part, with any covenant or agreement in this Agreement or in any other Operative
    Document.

9.3 THRESHOLD AND LIMITATIONS; ADJUSTMENT OF MERGER CONSIDERATION

        (a) Innerspace, each Shareholder and the Company, as the case may be shall not be entitled to receive any indemnification payment with respect to any claims for indemnification under this Article 9 ("Claims") until the aggregate Losses for which the indemnified parties would otherwise be entitled to receive indemnification exceed $25,000 (the
            "Threshold"); provided, however, that once such aggregate Losses exceed the Threshold, the indemnified parties shall be entitled to indemnification for the aggregate amount of all Losses without regard to the Threshold.

        (b) (i) Except for Losses based upon a claim of fraud, the obligation of the Shareholders to indemnify InnerSpace under Section 9.2 shall be
            InnerSpace's sole remedy under this Agreement or under any other
            Operative Document against the Shareholders. Except as otherwise provided in Sections 9.5(b)(ii) and 9.5(b)(iii) such indemnity obligations shall be limited to 10% of the Base Amount in the aggregate (the "Initial Loss Limit"), and at no time shall such indemnity obligations of any Shareholder exceed such Shareholder's pro rata portion of the Interwest Escrow Shares constituting the Initial
            Loss Limit (as determined in accordance with Section 9.5(d) below).
            (ii) Notwithstanding any other provision of this Agreement to the contrary, the indemnity obligations of the Shareholders under Section
            9.2 for Losses (A) based upon claims arising in connection with
            Section 3.14 and (B) relating to any third party with whom the Company has executed a nondisclosure or similar agreement shall be limited to the Interwest Escrow Shares, and at no time shall any Shareholder's indemnity obligations under Section 9.2 exceed such Shareholder's pro rata portion of the Interwest Escrow Shares (as determined in accordance with Section 9.5(d) below). (iii) Notwithstanding any other provision of this Agreement to the contrary, the indemnity obligations of the Shareholders under Section 9.2 for Losses based upon claims of fraud shall not be limited.

        (c) An indemnifying party shall not be obligated to defend and hold harmless an indemnified party, or otherwise be liable to such party, with respect to any claims made by the indemnified party after the expiration of the applicable time period as set forth in Section 9.1 hereof. Notwithstanding the foregoing, indemnity may be sought after the expiration of the Survival Period pursuant to this Article 9 if a
            Claim Notice (as defined in Section 9.5(a) hereof) shall have been delivered to the indemnifying party prior to the expiration of the
            Survival Period.

                                       42

        (d) The indemnification obligations of the Shareholders under this Article
            9 shall be satisfied by means of the release from escrow to InnerSpace of Interwest Escrow Shares in accordance with the provisions of the
            Interwest Escrow Agreement. The number of Interwest Escrow Shares to be released from escrow to InnerSpace in payment of any Claims shall be determined by dividing (x) the aggregate dollar amount of such
            Claims by (y) the Closing Price. The aggregate value of Claims paid by means of such release to InnerSpace of Interwest Escrow Shares shall be deemed to reduce the total Merger Consideration otherwise payable to the Shareholders pursuant to Section 1.7 of this Agreement. Any such Claims shall be deemed to reduce the Interwest Escrow Shares, pro rata with respect to each Shareholder, as determined by reference to the number of shares comprising the Merger Consideration such
            Shareholder is entitled to receive in the Merger as compared to all other Shareholders; provided, however, that any Claims paid with respect to any Loss related to any representation, warranty, covenant or agreement of a Shareholder shall not result in a pro rata reduction of the Interwest Escrow Shares but shall reduce only the Interwest
            Escrow Shares of such Shareholder.

9.4 INDEMNIFICATION BY INNERSPACE AND PURCHASER. Subject to the limitations set forth in this Article 9, from and after the Closing InnerSpace and
    Purchaser shall indemnify and hold the Shareholders and the Company, its officers, directors and affiliates (as "affiliate" is defined in Rule 12b-2 of the Exchange Act (the "Company") harmless from and against, and shall reimburse Shareholder or Company for, any and all losses, damages, debts, liabilities, obligations, judgments, orders, awards, writs, injunctions, decrees, fines, penalties, Taxes, costs or expenses (including, but not limited to, any reasonable legal or accounting fees or expenses and any
    Taxes or other costs or damages arising under, caused by or related to
    Section 2806 of the Code or comparable provision of state, local or foreign law) ("Losses") arising out of (i) any inaccuracy or misrepresentation in, or breach of, any representation or warranty made by InnerSpace or
    Purchaser in this Agreement or in any other Operative Document or (ii) any failure by InnerSpace or Purchaser to perform or comply, in whole or in party, with any covenant or agreement in this Agreement or in any other
    Operative Document.

9.5 PROCEDURE FOR INDEMNIFICATION

        (a) An indemnified party shall give written notice (the "Claim Notice") of any Claim for indemnification under this Article 9 to the indemnifying party, reasonably promptly after the assertion against an indemnified party of any claim by a third party (a "Third Party Claim") or, if such Claim is not in respect of a Third Party Claim, reasonably promptly after the discovery of facts upon which the indemnified party intends to base a Claim for indemnification pursuant to this Article
            9.5.

        (b) The procedures to be followed by the indemnified party with respect to contesting whether a Claim is an indemnifiable Claim shall be as set forth in the Interwest Escrow Agreement.

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        (c) (i) Subject to the rights of or duties to any insurer or other third party having potential liability therefor, the indemnifying party, shall have the right, upon written notice to the indemnified party within 30 days after receipt of the notice from the indemnified party of any Third Party Claim, to assume the defense or handling of such,
            Third Party Claim, at the indemnifying party's sole expense, in which case the provisions of Section 9.5(c)(ii) hereof shall govern;
            provided, however, that, notwithstanding the foregoing, the indemnified party may elect to assume the defense and handle any such
            Third Party Claim if it determines in good faith that the resolution of such Third Party Claim could result in an adverse impact on the business, operations, assets, liabilities (absolute, accrued, contingent or otherwise), condition (financial or otherwise) or prospects of indemnified party, in which case the provisions of
            Section 9..5(d)(ii) hereof shall govern. (ii) The indemnifying party, on behalf of the indemnifying party, shall select counsel reasonably acceptable to the indemnified party in connection with conducting the defense or handling of such Third Party Claim, and the indemnifying party shall defend or handle the same in consultation with the indemnified party and shall keep the indemnified party timely apprised of the status of such Third Party Claim. The indemnifying party shall not, without the prior written consent of the indemnified party, agree to a settlement of any Third Party Claim, unless (A) the settlement provides an unconditional release and discharge of the indemnified party and the indemnified party is reasonably satisfied with such discharge and release and (B) the indemnified party shall not have reasonably objected to any such settlement on the ground that the circumstances surrounding the settlement could result in an adverse impact on the business, operations, assets, liabilities (absolute, accrued, contingent or otherwise), condition (financial or otherwise)
            or prospects of the indemnified party. The indemnified party shall cooperate with the indemnifying party and shall be entitled to participate in the defense or handling of such Third Party Claim with its own counsel and at its own expense.

        (d) (i) If (A) the indemnifying party does not give written notice to the indemnified party pursuant to Section 9.5(c)(i) within 30 days after receipt of the notice from the indemnified party of any Third Party
            Claim of the indemnifying party's election to assume the defense or handling of such Third Party Claim or (B) indemnified party elects to assume the defense and the handling of such Third Party Claim pursuant to Section 9.5(c)(i), the provisions of Section 9.5(d)(ii) hereof shall govern. (ii) The indemnified party may, at the indemnifying party's expense (which shall be paid from time to time by the indemnifying party, on behalf of the indemnifying party, as such expenses are incurred by the indemnified party), select counsel, after consultation with the indemnifying party, in connection with conducting the defense or handling of such Third Party Claim and defend or handle such Third Party Claim in such manner as the indemnified party may deem appropriate; provided, however, that the indemnified party shall keep the indemnifying party timely apprised of the status of such Third Party Claim and shall not settle such Third

                                       44

            Party Claim without the prior written consent of the indemnifying party, which consent shall not be unreasonably withheld. If the indemnified party defends or handles such Third Party Claim, the indemnifying party shall cooperate with the indemnified party and shall be entitled to participate in the defense or handling of such
            Third Party Claim with its own counsel and at its own expense.

9.6 REMEDIES; SPECIFIC PERFORMANCE. Except as otherwise provided, the indemnification provisions of this Article 9 are the sole and exclusive remedy of any party to this Agreement for a breach of any representation, warranty or covenant contained herein. Notwithstanding the preceding sentence, each of the parties acknowledges and agrees that the other parties hereto would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the parties hereto agrees that the other parties hereto shall be entitled to an injunction to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof
    (including the indemnification provisions hereof) in any competent court having jurisdiction over the parties, in addition to any other remedy to which they may be entitled at law or in equity.

                                   ARTICLE 10
                                     GENERAL

10.1 EXPENSES. Provided the transactions contemplated by this Agreement are consummated, the Surviving Corporation shall pay all fees and expenses
     (including, without limitation, legal and accounting fees and expenses)
     incurred by the parties hereto incident to the negotiation, preparation and execution of this Agreement and the other Operative Documents.

10.2 NOTICES. Any notice, request or demand desired or required to be given hereunder shall be in writing given by personal delivery, confirmed facsimile transmission, or overnight courier service, in each case addressed as respectively set forth below or to such other address as any party shall have previously designated by such a notice. The effective date of any notice, request or demand shall be the date of personal delivery, the date on which successful facsimile transmission is confirmed or the date actually delivered by a reputable overnight courier service, as the case may be, in each case properly addressed as provided herein and with all charges prepaid.

                  TO INNERSPACE OR THE PURCHASER:

                    InnerSpace Corporation
                    6595G Roswell Road, Suite 222
                    Atlanta, Georgia  30328
                    Attention: Chief Executive Officer

                  With a copy to:

                                       45

                    Robert D. Arkin, P.C.
                    6595G Roswell Road, Suite 222
                    Atlanta, GA  30328
                    Attention:  Robert D. Arkin

                   TO THE COMPANY:

                    SurfNet Media Group, Inc.
                    2245 West University Drive, Suite 9
                    Tempe, AZ  85281
                    Attention:  President

                  With a copy to:

                    Lerch & DePrima, P.L.C.
                    1700 E. Thomas Road, Suite B
                    Phoenix, AZ  85016
                    Attention:  Anthony E. DePrima

10.3 SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

10.4 ENTIRE AGREEMENT. This Agreement and the other Operative Documents constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof and thereof.

10.5 ASSIGNMENT. This Agreement shall not be assigned prior to the Closing by operation of law or otherwise.

10.6 PARTIES IN INTEREST. This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their respective successors, heirs, legal representatives and permitted assigns, and nothing in this
     Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

                                       46

10.7 GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts executed in and to be performed in that state. All actions and proceedings arising out of or relating to this Agreement shall be heard and determined in any Delaware court.

10.8 HEADINGS. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

10.9 COUNTERPARTS. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. To expedite the process of entering into this Agreement, the parties acknowledge that Transmitted
     Copies of this Agreement will be equivalent to original documents until such time as original documents are completely executed and delivered.
     "Transmitted Copies" will mean copies that are reproduced or transmitted via photocopy, facsimile or other process of complete and accurate reproduction and transmission.

10.10 WAIVER OF JURY TRIAL. Each of InnerSpace, the Company and the Purchaser
      hereby irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise)
      arising out of or relating to this Agreement, the transactions contemplated hereby or the actions of such parties in the negotiation, administration, performance and enforcement hereof.

                                       47

IN WITNESS WHEREOF, the parties hereto have entered into and signed this
Agreement and Plan of Merger as of the date and year first above written.

INNERSPACE CORPORATION

            /s/ Robert D. Arkin

By:____________________________
            Robert D. Arkin,
            Chief Executive Officer

SURFNET NEW MEDIA, INC.

            /s/ Douglas Johnson

By:____________________________
            Douglas Johnson,
            President

SURFNET MEDIA GROUP, INC.

            /s/ Douglas Johnson

By:____________________________
            Douglas Johnson,
            President